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                                                                 EXHIBIT 10.20.3

                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 15, 2004

                                     Between

                     CENTENNIAL SPECIALTY FOODS CORPORATION
                             STOKES CANNING COMPANY

                          (collectively, the Borrower)

                                       and

                                 HEARTLAND BANK

                                  (the Lender)

                                Table of Contents

ARTICLE 1 - DEFINITIONS
     Section 1.1Definitions
     Section 1.2Other Referential Provisions
     Section 1.3Exhibits and Schedules

ARTICLE 2 - REVOLVING CREDIT FACILITY
     Section 2.1Revolving Credit Loans
     Section 2.2Manner of Borrowing Revolving Credit Loans
     Section 2.3Repayment of Revolving Credit Loans
     Section 2.4Revolving Credit Note
     Section 2.5Voluntary Termination of Revolving Credit Facility

ARTICLE 3 - GENERAL LOAN PROVISIONS
     Section 3.1Interest
     Section 3.2Fees
     Sections 3.3 - 3.6:  Not Used
     Section 3.7Increased Costs and Reduced Returns
     Section 3.8Manner of Payment
     Section 3.9Statements of Account
     Section 3.10 Termination of Agreement

ARTICLE 4 - CONDITIONS PRECEDENT
     Section 4.1Conditions Precedent to Initial Loans
     Section 4.2Conditions Precedent to All Loans

ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER
     Section 5.1Representations and Warranties
     Section 5.2Survival of Representations and Warranties, Etc.

ARTICLE 6 - SECURITY INTEREST
     Section 6.1Security Interest
     Section 6.2Continued Priority of Security Interest

ARTICLE 7 - COLLATERAL COVENANTS
     Section 7.1Verification; Notification and Defense of Title
     Section 7.2Disputes, Returns and Adjustments
     Section 7.3Invoices
     Section 7.4Delivery of Instruments
     Section 7.5Sales of Inventory

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     Section 7.6Returned Goods
     Section 7.7[Reserved]
     Section 7.8Insurance
     Section 7.9Location of Offices and Collateral
     Section 7.10 Records Relating to Collateral
     Section 7.11 Inspection
     Section 7.12 Maintenance of Property
     Section 7.13 Information and Reports

ARTICLE 8 - AFFIRMATIVE COVENANTS
     Section 8.1Preservation of Existence and Similar Matters
     Section 8.2Compliance with Applicable Law
     Section 8.3Payment of Taxes and Claims
     Section 8.4Accounting Methods and Financial Records
     Section 8.5Use of Proceeds
     Section 8.6Hazardous Waste and Substances; Environmental Requirements
     Section 8.7Accuracy of Information
     Section 8.8Revisions or Updates to Schedules
     Section 8.9Operating Account
     Section 8.10 Notice of SEC Reporting
     Section 8.11 Reporting Compliance


ARTICLE 9 - INFORMATION
     Section 9.1Financial Statements
     Section 9.2Authorization
     Section 9.3Copies of Other Reports
     Section 9.4Notice of Litigation and Other Matters
     Section 9.5ERISA
     Section 9.6Officer's Certificate

ARTICLE 10 - NEGATIVE COVENANTS
     Section 10.1 Financial Covenants
     Section 10.2 Termination of Material Agreement
     Section 10.3 Indebtedness
     Section 10.4 Guarantees
     Section 10.5 Investments
     Section 10.6 Restricted Distributions and Payments
     Section 10.7 Merger, Consolidation and Sale of Assets
     Section 10.8 Transactions with Affiliates
     Section 10.9 Liens
     Section 10.10 Benefit Plans
     Section 10.11 Sales and Leasebacks
     Section 10.12 Amendments of Other Agreements
     Section 10.13 Subsidiaries

ARTICLE 11 - DEFAULT
     Section 11.1 Events of Default
     Section 11.2 Remedies
     Section 11.3 Application of Proceeds
     Section 11.4 Power of Attorney
     Section 11.5 Miscellaneous Provisions Concerning Remedies
     Section 11.6 Trademark Licens

ARTICLE 12 - MISCELLANEOUS
     Section 12.1 Notices
     Section 12.2 Expenses
     Section 12.3 Stamp and Other Taxes
     Section 12.4 Setoff
     Section 12.5 Litigation
     Section 12.6 Arbitration
     Section 12.7 Special Rules
     Section 12.8 Reservation Of Rights

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     Section 12.9 Reversal of Payments
     Section 12.10 Injunctive Relief
     Section 12.11 Accounting Matters
     Section 12.12 Assignment; Participation
     Section 12.13 Amendments
     Section 12.14 Performance of Borrower's Duties
     Section 12.15 Indemnification
     Section 12.16 All Powers Coupled with Interest
     Section 12.17 Survival
     Section 12.18 Severability of Provisions
     Section 12.19 Governing Law
     Section 12.20 Counterparts
     Section 12.21 Not Used
     Section 12.22 Final Agreement
     Section 12.23 Purchase of Insurance
     Section 12.24 Oral Agreements

EXHIBIT A - REVOLVING CREDIT NOTE

EXHIBIT B1 - INITIAL ADVANCE REQUEST CERTIFICATE

EXHIBIT B2 - PERIODIC REQUEST FOR ADVANCE

EXHIBIT C - COMPLIANCE CERTIFICATE FOR CLOSING

EXHIBIT D - FORM OF BORROWING BASE CERTIFICATE

SCHEDULE 1 - PRO FORMA CALCULATION OF FINANCIAL COVENANTS

SCHEDULE 5.1(i) - LIST OF LITIGATION

SCHEDULE 5.1(p) - LIST OF BUSINESS LOCATIONS

SCHEDULE 5.1(r) - LIST OF CORPORATE AND FICTITIOUS NAMES; TRADE NAMES

SCHEDULE 5.1(u) - LIST OF INTELLECTUAL PROPERTY

SCHEDULE 5.1(v) - LIST OF BENEFIT PLANS

SCHEDULE 5.1(w) - LIST OF COLLECTIVE BARGAINING AGREEMENTS

SCHEDULE 5.1(x) - LIST OF LOCATIONS OF INVENTORY

SCHEDULE 5.1(z) - LIST OF COMMERCIAL TORT CLAIMS

SCHEDULE 8.5 - LIST OF WORKING CAPITAL LOANS

SCHEDULE 8.9 - LIST OF OPERATING ACCOUNTS

                           LOAN AND SECURITY AGREEMENT

                           Dated as of March 15, 2004

      CENTENNIAL SPECIALTY FOODS CORPORATION, a Delaware corporation, STOKES CANNING COMPANY, a Colorado corporation (each, a "Borrower" and collectively the "Borrower"), and HEARTLAND BANK, a federal savings bank (the "Lender"), agree as follows:

                             ARTICLE 1 - DEFINITIONS

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      Section 1.1Definitions. For the purposes of this Agreement:

      "Account Debtor" means a Person who is obligated on a Receivable.

      "Accounts" means all "accounts" as defined in the UCC.

      "Affiliate" means, with respect to a Person, (a) any officer, director, employee or managing agent of such Person, (b) any spouse, parents, brothers, sisters, children and grandchildren of such Person, (c) any association, partnership, trust, entity or enterprise in which such Person is a director, officer or general partner, (d) any other Person that, (i) directly or indirectly, through one or more intermediaries, controls, or is controlled by, or is under common control with, such given Person, (ii) directly or indirectly beneficially owns or holds 10% or more of any class of voting stock or partnership or other interest of such Person or any Subsidiary of such Person, or (iii) 10% or more of the voting stock or partnership or other interest of which is directly or indirectly beneficially owned or held by such Person or a Subsidiary of such Person. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities or partnership or other interests, by contract or otherwise.

      "Agreement" means this Agreement, including the Exhibits and Schedules hereto, and all amendments, modifications and supplements hereto and thereto and restatements hereof and thereof.

      "Agreement Date" means the date as of which this Agreement is dated.

      "Appraised Value" means the fair market value as determined by a complete, self-contained narrative appraisal report addressed to Borrower and to Lender, prepared by an appraiser satisfactory to Lender, pursuant to Section 4.1(a)(16) hereof.

      "Availability" means, as of the date of determination, the amount of Revolving Credit Loans available to be borrowed by Borrower hereunder in accordance with Section 2 less the sum of the outstanding principal balance of all Revolving Credit Loans hereunder as of such date.

      "Base Rate" or "BR" means, for any day, a rate per annum equal to the base rate of Lender in effect on such day. Borrower acknowledges that the base rate of Lender is not necessarily the best corporate borrowing rate available to corporate borrowers of Lender.

      "Benefit Plan" means an employee benefit plan as defined in Section 3(35) of ERISA (other than a Multiemployer Plan) in respect of which a Person or any Related Company is, or within the immediately preceding 6 years was, an "employer" as defined in Section 3(5) of ERISA, including such plans as may be established after the Agreement Date.

      "Borrower" has the meaning set forth in the first paragraph above.

      "Borrowing Base" means at any time an amount equal to the sum of: (a) 75% of the face value of Eligible Receivables due and owing at such time, plus (b) 50% of the lesser of cost (computed on a first-in-first-out basis) and fair market value of Eligible Inventory at such time, plus (c) the lesser of (i) $4,000,000 and (ii) 70% of the most current Appraised Value of the Real Estate. Lender may reduce Availability under the Revolving Credit Facility by such reserves as the Lender may determine from time to time in the exercise of its reasonable credit judgment including, without limitation, reserves for inventory shrinkage, dilution, warehousemen's or bailees' charges, and the amount of estimated maximum exposure, as determined by Lender from time to time, under any interest rate contracts which Borrower enters into (including interest rate

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swaps, caps, floors, options thereon, combinations thereof, or similar contracts).

      "Borrowing Base Certificate" means a certificate in the form of Exhibit D attached hereto.

      "Business Day" means any day other than a Saturday, Sunday or other day on which banks in St. Louis are authorized to close.

      "Capital Expenditures" means, with respect to any Person, all expenditures made and liabilities incurred for the acquisition of assets which are not, in accordance with GAAP, treated as expense items for such Person in the year made or incurred or as a prepaid expense applicable to a future year or years.

      "Capitalized Lease" means a lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

      "Capitalized Lease Obligation" means Indebtedness represented by obligations under a Capitalized Lease, and the amount of such Indebtedness shall be the capitalized amount of such obligations determined in accordance with GAAP.

      "Chattel Paper" means all "chattel paper" as defined in the UCC.

      "Code" means the Internal Revenue Code of 1986, as amended from time to time.

      "Collateral" means and includes all of the Borrower's right, title and interest in and to the following assets, wherever located and whether now or hereafter existing or now owned or hereafter acquired or arising:

      (a)  all Accounts,

      (b)  all Chattel Paper,

      (c)  all Commercial Tort Claims,

      (d)  all Contract Rights,

      (e)  all Deposit Accounts,

      (f)  all Documents,

      (g)  all General Intangibles,

      (h)  all Goods,

      (i)  all Instruments,

      (j)  all Intellectual Property,

      (k)  all Inventory,

      (l)  all Investment Related Property,

      (m)  all Letters of Credit Rights,

      (n)  all Money,

      (o)  all Receivables and Receivables Records,

      (p)  the Real Property,

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      (q)   to the extent not otherwise included above, all Collateral Records,
            Collateral Support and Supporting Obligations relating to any of the foregoing, and any and all products and cash and non-cash proceeds of the foregoing (including, but not limited to, any claims to any items referred to in this definition and any claims against third parties for loss of, damage to or destruction of any or all of the Collateral or for proceeds payable under or unearned premiums with respect to policies of insurance) in whatever form, including, but not limited to, cash, negotiable instruments and other instruments for the payment of money, chattel paper, security agreements and other documents.

      (r) For avoidance of doubt it is expressly understood and agreed that, to the extent the UCC is revised subsequent to the date hereof such that the definition of any of the foregoing terms included in the description of Collateral is changed, the parties hereto desire that any property which is included in such changed definitions which would not otherwise be included in the foregoing grant on the date hereof be included in such grant immediately upon the effective date of such revision. Notwithstanding the immediately preceding sentence, the foregoing grant is intended to apply immediately on the date hereof to all Collateral to the fullest extent permitted by applicable law regardless of whether any particular items of Collateral is currently subject to the UCC.

      "Collateral Records" means books, records, ledger cards, files, correspondence, customer lists, blueprints, technical specifications, manuals, computer software, computer printouts, tapes, disks and related data processing software and similar items that at any time evidence or contain information relating to any of the Collateral or are otherwise necessary or helpful in the collection thereof or realization thereupon.

      "Collateral Support" means all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.

      "Commercial Tort Claims" means all "commercial tort claims" as defined in Revised Article 9, as listed on Schedule 5.1(z) from time to time.

      "Consolidated Net Worth" shall mean, as of the date of any determination thereof, the sum of (a) the capital stock accounts (net of treasury stock, at cost) of Borrower and its Subsidiaries as of such date plus (or minus in the case of a deficit), and (b) the surplus and retained earnings of Borrower and its Subsidiaries as of such date, all determined on a consolidated basis and in accordance with GAAP.

      "Contract Rights" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising rights under contracts not yet earned by performance and not evidenced by an instrument or chattel paper, to the extent that the same may lawfully be assigned.

      "Debt Service Coverage Ratio" shall mean as of the date of any determination thereof, the ratio of (a) consolidated EBITDA of Borrower to (b) Interest Expenses plus scheduled payments of principal amounts of Funded Indebtedness plus any cash dividends paid.

      "Default" means any of the events specified in Section 11.1 that, with the passage of time or giving of notice or both, would constitute an Event of Default.

      "Default Rate" means the annual rate equal to four percent (4%) in excess of the Effective Interest Rate.

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      "Deposit Accounts" means any demand, time, savings, passbook or like account maintained with a bank, savings and loan association, credit union or like organization, including the Disbursement Account, other than an account evidenced by a certificate of deposit that is an instrument under the UCC.

      "Disbursement Account" means the account maintained by and in the name of Borrower with the Lender for the purpose of disbursing Revolving Credit Loan proceeds and amounts credited thereto pursuant to Section 2.

      "Documents" means all "documents" as defined in the UCC.

      "Dollar" and "$" means freely transferable United States dollars.

      "EBITDA" means for any period, the sum of (i) Net Income for such period, plus (ii) an amount which, in the determination of Net Income for such period, has been deducted for (A) Interest Expense, (B) total federal, state, local and foreign income, value added and similar taxes and (C) depreciation and amortization expense and any impairment charges, plus (D) any extraordinary losses during such period, plus (E) any losses from the sale or other disposition of assets other than in the ordinary course of business during such period, minus (iii) an amount which, in the determination of Net Income for such period, has been included for (A) any extraordinary gains during such period and
(B) any gains from the sale or other dispositions of assets other than in the ordinary course of business during such period, in each case, determined on a consolidated basis in accordance with GAAP.

      "Effective Date" means the later of (a) the Agreement date, and (b) the first date on which all of the conditions set forth in Section 4.1 shall have been fulfilled or waived by Lender.

      "Effective Interest Rate" means the rate of interest per annum on the Loans in effect from time to time pursuant to the provisions of Section 3.1(a),
(b) and (c).

      "Eligible Inventory" means items of Inventory of the Borrower held for sale in the ordinary course of the business of the Borrower (but not including Inventory which is raw materials, work-in-process or display items, samples, packaging or shipping materials or maintenance supplies) which are insured against loss and unless otherwise approved in writing by the Lender, meets all of the following requirements: (a) such Inventory is owned by the Borrower, is subject to the Security Interest, which is perfected as to such Inventory, and is subject to no other Lien whatsoever other than a Permitted Lien; (b) such Inventory consists of finished goods and does not consist of supplies or consigned goods or raw materials or work-in-process; (c) such Inventory is in good condition and meets all standards applicable to such goods, their use or sale imposed by any governmental agency, or department or division thereof, having regulatory authority over such matters; (d) such Inventory is currently either usable or saleable, at prices approximating at least the cost thereof, in the normal course of the Borrower's business; (e) such Inventory is not obsolete, slow moving (being defined as older than 18 months from the date of production), or discontinued or returned or repossessed or used goods taken in trade; (f) such Inventory does not represent private-labeled inventory; (g) such Inventory is located at the Real Property or a third party warehouse facility listed under Section 4.1(a)(15); and (h) such Inventory is in the possession and control of the Borrower and not any third party and, if located in a warehouse or other facility leased by the Borrower or under the operating control of a third party, the lessor or such third party has delivered to the Lender a waiver and consent in form and substance satisfactory to the Lender.

      "Eligible Receivable" means the unpaid portion of a Receivable payable in Dollars to Borrower net of any returns, discounts, claims, credits, charges, or other allowances, offsets, deductions, counterclaims, disputes or other defenses and reduced by the aggregate amount of all reserves, limits and deductions

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provided for in this definition and elsewhere in this Agreement which unless otherwise approved in writing by the Lender, meets all of the following requirements: (a) such Receivable is owned by Borrower and represents a complete bona fide transaction which requires no further act under any circumstances on the part of Borrower to make such Receivable payable by the Account Debtor; (b) such Receivable is not unpaid more than 60 days after its due date or 90 days after the date of the original invoice; (c) such Receivable does not arise out of any transaction with any Subsidiary, Affiliate or employee of Borrower, or out of any transaction with any creditor, lessor or supplier of Borrower, unless such creditor, lessor or supplier expressly waives in writing any right of offset against such Receivable; (d) such Receivable is not owing by an Account Debtor more than 20% of whose then-existing accounts owing to Borrower do not meet the requirements set forth in Clause (b) above; (e) if the Account Debtor with respect thereto is located outside of the United States of America, the goods which gave rise to such Receivable were shipped after receipt by Borrower from the Account Debtor of an irrevocable letter of credit that has been confirmed by a financial institution acceptable to the Lender and is in form and substance acceptable to the Lender, payable in the full face amount of the face value of the Receivable in Dollars at a place of payment located within the United States and has been duly delivered to the Lender; (f) such Receivable is not subject to the Assignment of Claims Act of 1940, as amended from time to time, or any applicable law now or hereafter existing similar in effect thereto, as determined in the sole discretion of the Lender, or to any provision prohibiting its assignment or requiring notice of or consent to such assignment;
(g) Borrower is not in breach of any express or implied representation or warranty with respect to the goods the sale of which gave rise to such Receivable; (h) the Account Debtor with respect to such Receivable is not insolvent or the subject of any bankruptcy or insolvency proceedings of any kind or of any other proceeding or action, threatened or pending, which might, in the Lender's sole judgment, have a Materially Adverse Effect on such Account Debtor;
(i) to Borrower's knowledge, the goods the sale of which gave rise to such Receivable were shipped or delivered to the Account Debtor on an absolute sale basis and not on a bill and hold sale basis, a consignment sale basis, a guaranteed sale basis, a sale or return basis or on the basis of any other similar understanding, and such goods have not been returned or rejected; (j) such Receivable is not owing by an Account Debtor who or along with a group of affiliated Account Debtors has then-existing accounts owing to the Borrower which exceed in face amount 50% of the Borrower's total Eligible Receivables;
(k) such Receivable is evidenced by an invoice or other documentation in form acceptable to the Lender containing only terms normally offered by the Borrower, and dated no later than the date of shipment; (l) such Receivable is a valid, legally enforceable obligation of the Account Debtor with respect thereto and is not subject to any present, or contingent (and no facts exist which are the basis for any future), offset, deduction or counterclaim, dispute or other defense on the part of such Account Debtor; (m) such Receivable is not evidenced by chattel paper or an instrument of any kind; (n) if such Receivable arises from the performance of services, such services shall have been performed in full; (o) such Receivable is not generated from COD accounts, cash or miscellaneous accounts, accounts on credit hold, and for finance charges or service charges, (p) such Receivable does not consist of debit memos or chargebacks, and (q) such Receivable is subject to the Security Interest, which is perfected as to such Receivable, and is subject to no other Lien whatsoever other than a Permitted Lien and the goods giving rise to such Receivable were not, at the time of the sale thereof, subject to any Lien other than a Permitted Lien.

      "Environmental Laws " means all federal, state, local and foreign laws now or hereafter in effect relating to pollution or protection of the environment, including laws relating to emissions, discharges, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes into the environment (including, without limitation, ambient air, surface water, ground water or land) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage,

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disposal, removal, transport or handling of pollutants, contaminants, chemicals or industrial, toxic or hazardous substances or wastes, and any and all regulations, notices or demand letters issued, entered, promulgated or approved thereunder.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as in effect from time to time, and any successor statute.

      "Event of Default" means any of the events specified in Section 11.1.

      "Financing Statements" means the Uniform Commercial Code financing statements executed and delivered by Borrower to the Lender, naming the Lender as secured party and Borrower as debtor, in connection with this Agreement.

      "Funded Indebtedness" means Indebtedness for Money Borrowed.

      "GAAP" means generally accepted accounting principles in the United States consistently applied and maintained throughout the period indicated and consistent with the prior financial practice of the Person referred to.

      "General Intangibles" means, all "general intangibles" as defined in the UCC, including, without limitation, all corporate and other business records, inventions, designs, blueprints, plans, specifications, trade secrets, goodwill, computer software, customer lists, all interest rate or currency protection or hedging arrangements, all tax refunds and tax refund claims, all licenses, franchises, permits, registrations, concessions and authorizations, all Intellectual Property and all Payment Intangibles in each case regardless of whether characterized as general intangibles under the UCC).

      "Goods" means all "goods" defined in the UCC and includes, without limitation, all Inventory and any computer program embedded in the goods and any supporting information provided in connection with such program if (x) the program is associated with the goods in such a manner that is customarily considered part of the goods or (y) by becoming the owner of the goods, a Person acquires a right to use the program in connection with the goods (in each case, regardless of whether characterized as goods under the UCC).

      "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all governmental bodies, whether federal, state, local, foreign national or provincial, and all agencies thereof.

      "Governmental Authority" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of either, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

      "Guarantees" means the unconditional and unlimited guarantees of payment of the Secured Obligations executed by each Subsidiary of Borrower.

      "Indebtedness" of any Person means, without duplication (a) all obligations for money borrowed or for the deferred purchase price of property or services or in respect of reimbursement obligations under letters of credit, (b) all obligations represented by bonds, debentures, notes and accepted drafts that represent extensions of credit, (c) Capitalized Lease Obligations, (d) all obligations (including, during the noncancellable term of any lease in the nature of a title retention agreement, all future payment obligations under such lease discounted to their present value in accordance with GAAP) secured by any Lien to which any property or asset owned or held by such Person is subject, whether or not the obligation secured thereby shall have been assumed by such Person, (e) all obligations of other Persons which such Person has Guaranteed, including, but not limited to, all obligations of such Person consisting of recourse liability with respect to accounts receivable sold or otherwise

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disposed of by such Person, (f) the sum of all undrawn amounts and all drawings under any letters of credit for which the Person has reimbursement obligations, and (g) in the case of Borrower (without duplication) the Loans.

      "Initial Loan" means the Revolving Credit Loan made to Borrower on the Effective Date.

      "Installment Payment Date" means the first day of each calendar month commencing on February 1, 2004.

      "Instruments" means all "instruments" as defined in Article 9 of the UCC.

      "Intellectual Property" means, as to any Person, all of such Person's then owned existing and future acquired or arising patents, patent rights, copyrights, works which are the subject of copyrights, trademarks, service marks, trade names, trade styles, patent, trademark and service mark applications (except for "intent to use" applications for trademark or service mark applications filed pursuant to Section 1(b) of the Lanham Act, unless and until an Amendment to Allege Use or a Statement of Use under Section 1(c) or 1(d) of said Act has been filed), and all licenses and rights related to any of the foregoing and all other rights under any of the foregoing, all extensions, renewals, reissues, divisions, continuations and continuations-in-part of any of the foregoing and all rights to sue for past, present and future infringements of any of the foregoing.

      "Interest Expense" means interest on Indebtedness during the period for which computation is being made, excluding (a) the amortization of fees and costs incurred with respect to the closing of loans which have been capitalized as transaction costs, and (b) interest paid in kind.

      "Inventory" means and includes, as to any Person, (i) all "inventory" as defined in the UCC, and (ii) all of such Person's then owned or existing and future acquired or arising (a) goods intended for sale or lease or for display or demonstration, (b) work in process, (c) raw materials and other materials and supplies of every nature and description used or which might be used in connection with the manufacture, packing, shipping, advertising, selling, leasing or furnishing of goods or otherwise used or consumed in the conduct of business, and (d) documents evidencing and general intangibles relating to any of the foregoing.

      "Investment" means, with respect to any Person: (a) the direct or indirect purchase or acquisition of any beneficial interest in, any share of capital stock of, evidence of Indebtedness of or other security issued by any other Person, (b) any loan, advance or extension of credit to, or contribution to the capital of, any other Person, excluding advances to employees and prepaid expenses and deposits in the ordinary course of business for business expenses,
(c) any Guaranty of the obligations of any other Person, or (d) any commitment or option to take any of the actions described in clauses (a), (b) or (c) above.

      "Investment Related Property" means all "investment property" as defined in the UCC, and including, without limitation, any Deposit Accounts (regardless of whether characterized as investment property under the UCC).

      "Lender" means Heartland Bank, a federal savings bank, and its successors and assigns.

      "Lender's Office" means the office of the Lender specified in or determined in accordance with the provisions of Section 12.1(c).

      "Liabilities" means all liabilities of a Person determined in accordance with GAAP and includable on a balance sheet of such Person prepared in accordance with GAAP.

      "Lien" as applied to the property of any Person means: (a) any mortgage, deed to secure debt, deed of trust, lien, pledge, charge, lease constituting a Capitalized Lease Obligation, conditional sale or other title retention agreement, or other security interest, security title or encumbrance of any kind in respect of any property of such Person or upon the income or profits therefrom, (b) any arrangement, express or implied, under which any property of such Person is transferred, sequestered or otherwise identified for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to the payment of the general, unsecured creditors of such Person, (c) any Indebtedness which is unpaid more than 30 days after the same shall have become due and payable and which if unpaid might by law (including, but not limited to, bankruptcy and insolvency laws) or otherwise be given any priority whatsoever over general unsecured creditors of such Person, and (d) the filing of, or any agreement to give, any financing statement under the UCC or its equivalent in any jurisdiction.

      "Loan" means any Revolving Credit Loan, and all extensions, renewals and modifications thereto, as well as all such Loans collectively

      "Loan Documents" means, collectively, this Agreement, the Note, the Security Documents, the Guarantees, and each other instrument, agreement and document executed and delivered by Borrower in connection with this Agreement and each other instrument, agreement or document referred to herein or contemplated hereby.

      "Materially Adverse Effect" means any act, omission, event or undertaking which would, singly or in the aggregate, have a materially adverse effect upon
(a) the business, assets, properties, liabilities, condition (financial or otherwise), results of operations or business prospects of the Borrower or an Obligor, (b) upon the respective ability of Borrower or an Obligor to perform any obligations under this Agreement or any other Loan Document to which it is a party, or (c) the legality, validity, binding effect, enforceability or admissibility into evidence of any Loan Document or the ability of Lender to enforce any rights or remedies under or in connection with any Loan Document; in any case, whether resulting from any single act, omission, situation, status, event, or undertaking, together with other such acts, omissions, situations, statuses, events, or undertakings .

      "Money" means "money" as defined in the UCC.

      "Money Borrowed" means, as applied to Indebtedness, (a) Indebtedness for money borrowed, (b) Indebtedness, whether or not in any such case the same was for money borrowed, (i) represented by notes payable and drafts accepted, that represent extensions of credit, (ii) constituting obligations evidenced by bonds, debentures, notes or similar instruments, or (iii) upon which interest charges are customarily paid (other than trade Indebtedness) or that was issued or assumed as full or partial payment for property, (c) Indebtedness that constitutes a Capitalized Lease Obligation, (d) Indebtedness that is such by virtue of clause (f) of the definition thereof, but only to the extent that the obligations Guaranteed are obligations that would constitute Indebtedness for Money Borrowed, and (e) the sum of all undrawn amounts and all drawings under any letters of credit for which the Person has reimbursement obligations.

      "Mortgage" shall mean a first lien mortgage in favor of the Lender upon the Real Property.

      "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which Borrower or a Related Company is required to contribute or has contributed within the immediately preceding 6 years.

      "Net Income" or "Net Loss" means, as applied to any Person, the net income (or net loss) of such Person for the period in question after giving effect to deduction of or provision for all operating expenses, all taxes and reserves

(including reserves for deferred taxes and all other proper deductions), all determined in accordance with GAAP.

      "Note" means the Revolving Credit Note.

      "Notice of Borrowing" has the meaning set forth in Section 2.

      "Obligor" means Borrower, each party to the Security Documents (other than the Lender), and each other party at any time primarily or secondarily, directly or indirectly, liable on any of the Secured Obligations.

      "Organic Document" means, relative to Borrower or a Subsidiary, its certificate and articles of incorporation or organization, its by-laws or operating agreements, and all equity holder agreements, voting agreements and similar arrangements applicable to any of its authorized shares of capital stock, its partnership interests or its membership interests, and any other arrangements relating to the control or management of any such equity (whether existing as a corporation, a partnership, a limited liability company or otherwise).

      "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

      "Payment Intangibles" has the meaning specified in the UCC.

      "Permitted Capitalized Lease Obligations" means Capitalized Lease Obligations, incurred by Borrower after the Agreement Date, up to an aggregate amount outstanding at any time of $150,000.00.

      "Permitted Indebtedness" means

      (i)   Indebtedness owing to Lender;

      (ii) accounts payable to trade creditors (including Hoopeston Foods Denver Corp.) and current operating expenses (other than for Money Borrowed) which are not aged more than 120 days from billing date or more than 60 days from the due date, in each case incurred in the ordinary course of business and paid within such time period, unless the same are being actively contested in good faith and by appropriate and lawful proceedings; and Borrower shall have set aside such reserves, if any, with respect thereto as are required by GAAP and deemed adequate by Borrower and its independent accountants;

      (iii) the existing Capitalized Lease Obligations listed on Schedule 1 hereto;

      (iv) Permitted Capitalized Lease Obligations, provided that the aggregate total thereof does not exceed the limitation set forth in the definition of Permitted Capitalized Lease Obligations;

      (v) contingent liabilities arising out of endorsements of checks and other negotiable instruments for deposit or collection in the ordinary course of business;

      (vi) Indebtedness in respect of interest rate swap, cap, or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts or similar agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice;

      (vii) to the extent not mentioned above, accruals in the ordinary course of business not for Money Borrowed.

      "Permitted Investments" means Investments of Borrower in: (a) negotiable certificates of deposit, time deposits and banker's acceptances issued by the Lender or by any United States bank or trust company having capital, surplus and undivided profits in excess of $30,000,000, (b) any direct obligation of the United States of America or any agency or instrumentality thereof which has a remaining maturity at the time of purchase of not more than one year and repurchase agreements relating to the same, (c) sales on credit in the ordinary course of business on terms customary in the industry, (d) notes, accepted in the ordinary course of business, evidencing overdue accounts receivable arising in the ordinary course of business, and (e) prime commercial paper rated A-1 or higher by Standard and Poor's Corporation or Prime P1 or higher by Moody's Investor Service, Inc.

      "Permitted Liens" means: (a) Liens securing taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA) or the claims of materialmen, mechanics, carriers, warehousemen or landlords for labor, materials, supplies or rentals incurred in the ordinary course of business, but (i) in all cases, only if payment shall not at the time be required to be made in accordance with Section 8.3, and (ii) in the case of warehousemen or landlords controlling locations where Inventory is located, only if such liens have been waived or subordinated to the Security Interest in a manner satisfactory to the Lender; (b) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, social security, unemployment insurance or similar legislation or under surety or performance bonds, in each case arising in the ordinary course of business; (c) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of Borrower's real estate, which in the sole judgment of the Lender do not materially detract from the value of such real estate or impair the use thereof in the business of Borrower; (d) Liens of the Lender arising under this Agreement and the other Loan Documents;
(e) Liens arising out of or resulting from any judgment or award which does not constitute an Event of Default; (f) Liens arising in the ordinary course of Borrower's business by operation of law or regulation, but only if payment in respect of any such Lien is not at the time required and such Liens do not in the aggregate materially detract from the value of the property of Borrower or materially impair the use thereof in the operation of Borrower's businesses; (g) Liens incurred in connection with sales contracts, leases, statutory obligations, work in progress advances and other similar obligations not incurred in connection with the borrowing of money or the payment of the deferred purchase price of property; (h) Liens arising in connection with Capitalized Lease Obligations permitted hereunder; provided, that no such Lien shall extend to or cover any assets other than the assets subject to such Capitalized Lease Obligations; (i) Liens arising from leases or subleases granted to others which do not interfere in any material respects with the business of the Borrower; and (j) such other Liens as Lender may hereafter approve in writing.

      "Person" means an individual, corporation, partnership, association, trust or unincorporated organization or a government or any agency or political subdivision thereof.

      "Real Property" means the real property owned by Stokes Canning Company, and located at 5950 High Street, Denver, Colorado 80216.

      "Receivables" means and includes, as to any Person, all of such Person's then owned or existing and future acquired or arising (a) rights to the payment of Money or other forms of consideration of any kind (whether as Accounts, Contract Rights, Chattel Paper, General Intangibles, Instruments, Investment Related Property or otherwise) including, but not limited to, Receivables, Letters of Credit Rights, tax refunds, insurance proceeds, notes, drafts, Instruments, Documents, acceptances and all other debts, obligations and liabilities in whatever form from any Person and guaranties, security and Liens securing payment thereof, (b) goods, whether now owned or hereafter acquired, and whether sold, delivered, undelivered, in transit or returned, which may be represented by, or the sale or lease of which may have given rise to, any such right to payment or other debt, obligation or liability, and (c) cash and non-cash proceeds of any of the foregoing.

      "Receivables Records" means (i) all original copies of all documents, instruments or other writings or electronic records or other Records evidencing the Receivables, (ii) all books, correspondence, credit or other files, Records, ledger sheets or cards, invoices, and other papers relating to Receivables, including, without limitation, all tapes, cards, computer tapes, computer discs, computer runs, record keeping systems and other papers and documents relating to the Receivables, whether in the possession or under the control of Borrower or any computer bureau or agent from time to time acting for Borrower or otherwise,
(iii) all evidences of the filing of financing statements and the registration of other instruments in connection therewith, and amendments, supplements or other modifications thereto, notices to other creditors or secured parties, and certificates, acknowledgments, or other writings, including, without limitation, lien search reports, from filing or other registration officers, (iv) all credit information, reports and memoranda relating thereto and (v) all other written or non-written forms of information related in any way to the foregoing or any Receivable.

      "Related Company" means, as to any Person, any (a) corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code) as such Person, (b) partnership or other trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the Code) with such Person, or (c) member of the same affiliated service group (within the meaning of Section 414(m) of the Code) as such Person or any corporation described in clause (a) above or any partnership, trade or business described in clause (b) above.

      "Restricted Distribution" by any Person means (a) its retirement, redemption, purchase, or other acquisition for value of any capital stock or other equity securities or partnership interests issued by such Person, (b) the declaration or payment of any dividend or distribution on or with respect to any such securities or other equity interests or partnership interests, (c) any loan or advance by such Person to, or other investment by such Person in, the holder of any of such securities or partnership interests, and (d) any other payment by such Person in respect of such securities or partnership interests.

      "Restricted Payment" means (a) any redemption, repurchase or prepayment or other retirement, prior to the stated maturity thereof or prior to the due date of any regularly scheduled installment or amortization payment with respect thereto, of any Indebtedness of a Person (other than the Secured Obligations and trade debt), and (b) the payment by any Person of the principal amount of or interest on any Indebtedness (other than trade debt) owing to an Affiliate of such Person.

      "Revolving Credit Facility" means the facility for the Revolving Credit Loans in the principal sum of up to $5,000,000.

      "Revolving Credit Loans" means loans made to Borrower pursuant to Section
2.

      "Revolving Credit Note" means the Revolving Credit Note made by Borrower payable to the order of the Lender evidencing the obligation of Borrower to pay the aggregate unpaid principal amount of all Revolving Credit Loans made to it by the Lender (and any promissory note or notes that may be issued from time to time in substitution, renewal, extension, replacement or exchange therefor), substantially in the form of Exhibit A hereto.

      "SEC" means the Securities and Exchange Commission of the United States.

      "Secured Obligations" means, in each case whether now in existence or hereafter arising, (a) the principal of and interest and premium, if any, on the Loans, (b) payment or performance obligations of Borrower or a Subsidiary to Lender or any Affiliate of Lender under any and all rate swap transactions, basis swaps, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, or any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., or any other master agreement, entered into between Lender or an Affiliate of Lender and Borrower (any such master agreement, together with any related schedules, as amended, supplemented, superseded or replaced from time to time, a "Master Agreement"), including but not limited to any such obligations or liabilities under any Master Agreement or foreign currency exchange agreements or instruments, and (c) all indebtedness, liabilities, obligations, overdrafts, covenants and duties of Borrower and each Subsidiary to the Lender of every kind, nature and description, direct or indirect, absolute or contingent, due or not due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note and whether or not for the payment of money under or in respect of this Agreement, any Note, the Guarantees or any of the other Loan Documents.

      "Security Agreements" means the security agreement executed by each Subsidiary in favor of Lender, granting a first priority Lien upon all of the Collateral owned by each Subsidiary, to secure the Secured Obligations.

      "Security Documents" means each of (a) the Financing Statements, (b) the Mortgage, (c) the Security Agreements, (d) this Agreement, and (e) each other writing executed and delivered by any Person securing the Secured Obligations or evidencing such security.

      Security Interest" means the Liens of the Lender on and in the Collateral effected hereby or by any of the Security Documents or pursuant to the terms hereof or thereof.

      "Subsidiary" means a Person of which an aggregate of 50% or more of the stock of any class or classes or 50% or more of other ownership interests is owned of record or beneficially by such other Person (including Borrower) or by one or more Subsidiaries of such other Person (including Borrower) or by such other Person and one or more Subsidiaries of such Person (including Borrower),
(i) if the holders of such stock or other ownership interests (A) are ordinarily, in the absence of contingencies, entitled to vote for the election of a majority of the directors (or other individuals performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency, or (B) are entitled, as such holders, to vote for the election of a majority of the directors (or individuals performing similar functions) of such Person, whether or not the right so to vote exists by reason of the happening of a contingency, or (ii) in the case of such other ownership interests, if such ownership interests constitute a majority voting interest.

      "Supporting Obligations" means all "supporting obligations" as defined in Revised Article 9.

      "Taxes" means, for any period, the aggregate of all taxes of Borrower for such period, as determined in accordance with GAAP, to the extent the same are paid in cash during the period.

      "Termination Date" means the date three (3) years after the Agreement
Date.

      "Termination Event" means (a) a "Reportable Event" as defined in Section 4043(b) of ERISA, but excluding any such event as to which the provision for 30 days' notice to the PBGC is waived under applicable regulations, (b) the filing of a notice of intent to terminate a Benefit Plan or the treatment of a Benefit Plan amendment as a termination under Section 4041 of ERISA, or (c) the institution of proceedings to terminate a Benefit Plan by the PBGC under Section 4042 of ERISA or the appointment of a trustee to administer any Benefit Plan.

      "UCC" means the Uniform Commercial Code as in effect from time to time in the State of Missouri.

      "Unfunded Vested Accrued Benefits" means, with respect to any Benefit Plan at any time, the amount (if any) by which (a) the present value of all vested nonforfeitable benefits under such Benefit Plan exceeds (b) the fair market value of all Benefit Plan assets allocable to such benefits, as determined using such reasonable actuarial assumptions and methods as are specified in Schedule B (Actuarial Information), Part 1, Line C to the most recent Annual Report (Form
5500) filed with respect to such Benefit Plan.

      Section 1.2Other Referential Provisions.

      (a) All terms in this Agreement, the Exhibits and Schedules hereto shall have the same defined meanings when used in any other Loan Documents, unless the context shall require otherwise.

      (b) Except as otherwise expressly provided herein, all accounting terms not specifically defined or specified herein shall have the meanings generally attributed to such terms under GAAP including, without limitation, applicable statements and interpretations issued by the Financial Accounting Standards Board and bulletins, opinions, interpretations and statements issued by the American Institute of Certified Public Accountants or its committees.

      (c) All personal pronouns used in this Agreement, whether used in the masculine, feminine or neuter gender, shall include all other genders; the singular shall include the plural, and the plural shall include the singular.

      (d) The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.

      (e) Titles of Articles and Sections in this Agreement are for convenience only, do not constitute part of this Agreement and neither limit nor amplify the provisions of this Agreement, and all references in this Agreement to Articles, Sections, Subsections, paragraphs, clauses, subclauses, Schedules or Exhibits shall refer to the corresponding Article, Section, Subsection, paragraph, clause or subclause of, or Schedule or Exhibit attached to, this Agreement, unless specific reference is made to the articles, sections or other subdivisions or divisions of, or to schedules or exhibits to, another document or instrument.

      (f) Each definition of a document in this Agreement shall include such document as amended, modified, supplemented or restated from time to time in accordance with the terms of this Agreement.

      (g) Except where specifically restricted, reference to a party to a Loan Document includes that party and its successors and assigns permitted hereunder or under such Loan Document.

      (h) Unless otherwise specifically stated, whenever a time is referred to in this Agreement or in any other Loan Document, such time shall be the local time in St. Louis, Missouri.

      (i) Whenever the phrase "to the knowledge of Borrower" or words of similar import relating to the knowledge of Borrower are used herein, such phrase shall mean and refer to (i) the actual knowledge of the President or chief financial officer or (ii) the knowledge that such officers would have obtained if they had engaged in good faith in the diligent performance of their duties, including the making of such reasonable specific inquiries as may be necessary of the appropriate persons in a good faith attempt to ascertain the accuracy of the matter to which such phrase relates.

      (j) The terms accounts, chattel paper, documents, goods, equipment, instruments, general intangibles and inventory, as and when used (without being capitalized) in this Agreement or the Security Documents, shall have the meanings given those terms in the UCC.

      Section 1.3Exhibits and Schedules. All Exhibits and Schedules attached hereto are by reference made a part hereof.

                      ARTICLE 2 - REVOLVING CREDIT FACILITY

      Section 2.1Revolving Credit Loans. Upon the terms and subject to the conditions of, and in reliance upon the representations and warranties made under this Agreement, the Lender shall make Revolving Credit Loans to Borrower from time to time from the Effective Date hereof to the Termination Date, as requested by Borrower in accordance with the terms of Section 2.2, in an aggregate principal amount outstanding not to exceed at any time the lesser of
(a) the Revolving Credit Facility or (b) the Borrowing Base. It is expressly understood and agreed that the Lender may and at present intends to use the lesser of the amounts referred to in the foregoing Subclauses (a) and (b) as a maximum ceiling on Revolving Credit Loans; provided, however; that it is agreed that should Revolving Credit Loans exceed the ceiling so determined or any other limitation set forth in this Agreement, such Revolving Credit Loans shall nevertheless constitute Secured Obligations and, as such, shall be entitled to all benefits thereof and security therefor. The principal amount of any Revolving Credit Loan which is repaid may be reborrowed by Borrower in accordance with the terms of this Section 2. The Lender is hereby authorized to record each repayment of principal of the Revolving Credit Loans in its books and records, such books and records constituting prima facie evidence of the accuracy of the information contained therein.

      Section 2.2Manner of Borrowing Revolving Credit Loans. Borrowings of the Revolving Credit Loans shall be made as follows:

      (a)   Requests for Borrowing.

            (i) Revolving Credit Loans. A request for the borrowing of a Revolving Credit Loan shall be made, or shall be deemed to be made, in the following manner:

                  (A) Borrower may request a Revolving Credit Loan by giving the Lender notice, before 11:00 a.m. (Central time) on the proposed borrowing date of its intention to borrow, specifying the amount of the proposed borrowing and the proposed borrowing date; provided, however, that if any notice referred to in this Clause (a) (i) is received after

                        11:00 a.m. (Central time), the proposed borrowing will be postponed automatically to the next Business Day;

                  (B) whenever a check is presented to the Lender for payment against the Disbursement Account in an amount greater than the then available balance in such account, such presentation shall be deemed to be a request for a Revolving Credit Loan on the date of such notice in an amount equal to the excess of such check over such available balance, and such request shall be irrevocable; and

                  (C) unless payment is otherwise made by the Borrower, the maturity of any Secured Obligation required to be paid shall be deemed to be a request for a Revolving Credit Loan on the due date in the amount required to pay such Secured Obligation.

            (ii) Notice of Borrowing. Any request for a Revolving Credit Loan under Section 2.2(a)(i)(A) (a "Notice of Borrowing") shall be made in writing, using the Initial Request for Advance Form or Periodic Request for Advance Form, attached respectively as Exhibit B-1 and B-2 as applicable.

      (b) Disbursement of Loans. The Borrower hereby irrevocably authorizes the Lender to disburse the proceeds of each borrowing requested, or deemed to be requested, pursuant to this Section 2.2 as follows: (i) the proceeds of each borrowing requested under Section 2.2(a)(i)(A) or (B) shall be disbursed by the Lender in lawful money of the United States of America in immediately available funds, (A) in the case of the initial borrowing, in accordance with the Notice of Borrowing referred to in Section 4.1(a)(9), and (B) in the case of each subsequent borrowing, by credit to the Disbursement Account or to such other account as may be agreed upon by the Borrower and the Lender from time to time; and (ii) the proceeds of each borrowing requested under Section 2.2(a)(i)(C) or (D) shall be disbursed, by the Lender by way of direct payment of the relevant principal, interest or other Secured Obligation, as the case may be.

      Section 2.3Repayment of Revolving Credit Loans. The interest on each Revolving Credit Loan shall be due and payable by Borrower on the Installment Payment Date for that Loan, and the entire outstanding principal balance of all Revolving Credit Loans shall be due and payable in full, whether or not any Default or Event of Default has occurred on the Termination Date, and shall be repaid by the Borrower in full together with accrued and unpaid interest on the amount repaid to the date of repayment. If at any time the aggregate unpaid principal amount of the Revolving Credit Loans then outstanding exceeds the lesser of the amounts referred to in Clauses (a) and (b) of Section 2.1, the Borrower shall repay the Revolving Credit Loans in an amount sufficient to reduce the aggregate unpaid principal amount of such Loans by an amount equal to such excess, together with accrued and unpaid interest on the amount repaid to the date of repayment.

      Section 2.4Revolving Credit Note. The Revolving Credit Loans and the obligation of the Borrower to repay such Loans shall also be evidenced by a single Revolving Credit Note payable to the order of the Lender. Such Note shall be dated the Effective Date and be duly and validly executed and delivered by the Borrower.

      Section 2.5Voluntary Termination of Revolving Credit Facility. The Borrower may from time to time permanently reduce or terminate the amount of the Revolving Credit Facility in whole or in part (in minimum amounts of $500,000 or in integral multiples thereof, or if less, the full remaining amount of the then applicable Revolving Credit Facility) upon five (5) Business Days prior written notice to Lender; provided, however, that no such termination or reduction shall be made which would cause the aggregate principal amount of the outstanding Revolving Credit Loans to exceed the lesser of (i) the Revolving Credit Facility and (ii) the Borrowing Base unless, concurrently with such termination or reduction, the Revolving Credit Loans are repaid to the extent necessary to eliminate such excess.

                       ARTICLE 3 - GENERAL LOAN PROVISIONS

      Section 3.1 Interest. (a) The Borrower shall pay interest on the unpaid principal amount of each Revolving Credit Loan for each day from the day such Loan was made until such Loan is paid (whether at maturity, by reason of acceleration or otherwise) at a rate per annum equal to the Base Rate plus one and one-half percent (1.5%), provided, however, that the interest rate shall in no event be less than five and one-half percent (5.5%) per annum, payable monthly in arrears on each Installment Payment Date and on the Termination Date.

      (b) From and after the occurrence of an Event of Default, the unpaid principal amount of each Secured Obligation shall bear interest until paid in full (or, if earlier, until such Event of Default is cured or waived in writing by the Lender) at a rate per annum equal to the Default Rate, payable on demand. The interest rate provided for in this Section 3.1(b) shall to the extent permitted by applicable law apply to and accrue on the amount of any judgment entered with respect to any Secured Obligation and shall continue to accrue at such rate during any proceeding described in Section 11.1(g) or (h).

      (c) The interest rates provided for in Sections 3.1(a) and (b) shall be computed on the basis of a year of 365 days and the actual number of days elapsed.

      (d) It is not intended by the Lender, and nothing contained in this Agreement or any Note shall be deemed, to establish or require the payment of a rate of interest in excess of the maximum rate permitted by applicable law (the "Maximum Rate"). If, in any month, the Effective Interest Rate, absent such limitation, would have exceeded the Maximum Rate, then the Effective Interest Rate for that month shall be the Maximum Rate, and if, in future months, the Effective Interest Rate would otherwise be less than the Maximum Rate, then the Effective Interest Rate shall remain at the Maximum Rate until such time as the amount of interest paid hereunder equals the amount of interest which would have been paid if the same had not been limited by the Maximum Rate. In this connection, in the event that, upon payment in full of the Secured Obligations, the total amount of interest paid or accrued under the terms of this Agreement is less than the total amount of interest which would have been paid or accrued if the Effective Interest Rate had at all times been in effect, then the Borrower shall, to the extent permitted by applicable law, pay to the Lender an amount equal to the difference between (i) the lesser of (A) the amount of interest which would have been charged if the Maximum Rate had, at all times, been in effect and (B) the amount of interest which would have accrued had the Effective Interest Rate, at all times, been in effect, and (ii) the amount of interest actually paid or accrued under this Agreement. In the event the Lender receives, collects or applies as interest any sum in excess of the Maximum Rate, such excess amount shall be applied to the reduction of the principal balance of the applicable Secured Obligation, and, if no such principal is then outstanding, such excess or part thereof remaining shall be paid to the Borrower.

      (e) Borrower will pay a late charge of five percent (5%) of the payment amount due under the Note but not paid within ten (10) days of due date.

      Section 3.2 Fees.

      (a) Commitment Fee. In connection with and as consideration for the Lender's commitment hereunder, subject to the terms hereof, to lend to the Borrower under the Revolving Credit Facility, the Borrower shall pay a fee to the Lender, from the Effective Date until the Termination Date, in an amount equal to the average daily unused portion of the Revolving Credit Facility times one-half of one percent (.5%), payable quarterly in arrears on the last Business Day of each calendar quarter and on the date of any permanent reduction in the Revolving Credit Facility.

      (b) Facility Fee. The Borrower has paid a loan commitment fee to the Lender in the amount of $50,000 in connection with the establishment of the Revolving Credit Facility and in consideration of the making of Loans under this Agreement and in order to compensate the Lender for the costs associated with structuring, processing, approving and closing the Revolving Credit Facility and the Loans, but excluding expenses for which the Borrower has agreed elsewhere in this Agreement to reimburse the Lender.

      (c) Examination Fee. For services performed by the Lender in performing field examinations hereunder, Borrower shall pay to the Lender a fee of $5,000 plus the reasonable out-of-pocket expenses of the Lender, payable in arrears upon demand, for up to (i) one field examination per calendar year if the total outstanding principal balance of all Loans at the time the examination is initiated is less than $4,000,000 and (ii) two field examinations per calendar year if the total outstanding principal balance of all Loans at the time the examination is initiated is $4,000,000 or more; provided, that the foregoing limitations shall not apply after the occurrence and during the continuance of an Event of Default.

      Sections 3.3 - 3.6: Not Used.

      Section 3.7 Increased Costs and Reduced Returns. Borrower agrees that if any law now or hereafter in effect and whether or not presently applicable to Lender or any request, guideline or directive of any Governmental Authority (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) or the interpretation or administration thereof by any Governmental Authority , shall either (a)(i) impose, affect, modify or deem applicable any reserve, special deposit, capital maintenance or similar requirement against any Loan, (ii) impose on Lender any other condition regarding any Loan, this Agreement, the Note or the facilities provided hereunder, or (iii) result in any requirement regarding capital adequacy (including any risk-based capital guidelines) affecting Lender being imposed or modified or deemed applicable to Lender, or (b) subject Lender to any taxes on the recording, registration, notarization or other formalization of the Loans or the Note, and the result of any event referred to in clause (a) or (b) above shall be to increase the cost to Lender of making, funding or maintaining any Loan or to reduce the amount of any sum receivable by Lender or Lender's rate of return on capital with respect to any Loan to a level below that which the Lender could have achieved but for such imposition, modification or deemed applicability (taking into consideration such Lender's policies with respect to capital adequacy) by an amount deemed by Lender in its reasonable discretion to be material, then, upon demand by Lender, Borrower shall immediately pay to the Lender additional amounts which shall be sufficient to compensate Lender for such increased cost, tax or reduced rate of return, and which amount shall be reimbursed to Borrower if such Lender receives a refund or credit therefor. A certificate of Lender provided to Borrower claiming compensation under this
Section 3.7 shall be final, conclusive and binding on all parties for all purposes in the absence of manifest error. Such certificate shall set forth the nature of the occurrence giving rise to such compensation, the additional amount or amounts to be paid to it hereunder, and the method by which such amounts were determined. In determining such amount, the affected Lender may use any reasonable averaging and attribution methods.

      Section 3.8 Manner of Payment. (a) Each payment (including prepayments) by the Borrower on account of the principal of or interest on the Loans or of any fee or other amounts payable to the Lender under this Agreement or the Note shall be made not later than 2:00 p.m. on the date specified for payment under this Agreement (or if such day is not a Business Day, the next succeeding Business Day) to the Lender at the Lender's Office, in Dollars, in immediately available funds and shall be made without any setoff, counterclaim or deduction whatsoever.

      (b) The Borrower hereby irrevocably authorizes the Lender and each Affiliate of the Lender to charge any account of the Borrower or any Subsidiary, maintained with the Lender or such Affiliate with such amounts as may be necessary from time to time to pay any Secured Obligations which are not paid when due.

      Section 3.9 Statements of Account. The Lender will account to the Borrower within 30 days after the end of each calendar month with a statement of Loans, charges and payments made pursuant to this Agreement during such calendar month, and such account rendered by the Lender shall be deemed an account stated as between the Borrower and the Lender and shall be deemed final, binding and conclusive unless the Lender is notified by the Borrower in writing to the contrary within 90 days after the date such account is delivered to the Borrower, save for manifest error. Any such notice shall be deemed an objection only to those items specifically objected to therein. Failure of the Lender to render such account shall in no way affect its rights hereunder.

      Section 3.10 Termination of Agreement. On the Termination Date, the Borrower shall pay to the Lender, in same day funds, an amount equal to the aggregate amount of all Loans outstanding on such date, together with accrued interest thereon, all fees payable pursuant to the provisions of this Agreement accrued from the date last paid through the effective date of termination, any amounts payable to the Lender pursuant to the other provisions of this Agreement, any and all other Secured Obligations then outstanding, and provide the Lender with an indemnification agreement in form and substance satisfactory to the Lender with respect to returned and dishonored items and such other matters as the Lender shall require.

                        ARTICLE 4 - CONDITIONS PRECEDENT

      Section 4.1 Conditions Precedent to Initial Loans. Notwithstanding any other provision of this Agreement, the Lender's obligation to make the initial advance under the Revolving Credit Loan is subject to the fulfillment of each of the following conditions prior to or contemporaneously with the making of such
Loan:

      (a) Closing Documents. The Lender shall have received each of the following documents, all of which shall be satisfactory in form and substance to the Lender and its counsel:

                  (1)   this Agreement, duly executed and delivered by Borrower;

                  (2) all Loan Documents and any other documents and instruments necessary or advisable in connection with the Loans each dated the Effective Date and duly executed and delivered by the Borrower; and, to the extent a party thereto, each Obligor;

                  (3) certified copies of the articles of incorporation and by-laws, of the Borrower and each Subsidiary as in effect on the Effective Date;

                  (4) certified copies of all corporate action, including stockholder approval, if necessary, taken by Borrower and each Subsidiary to authorize the execution, delivery and performance of this Agreement and the other Loan Documents and the borrowings under this Agreement;

                  (5) certificates of incumbency and specimen signatures with respect to the officers of the Borrower and each Obligor who are authorized to execute and deliver this Agreement or any other Loan Document on behalf of the Borrower and each Obligor or any document, certificate or instrument to be delivered in connection with this Agreement or the other Loan Documents and to request borrowings under this Agreement;

                  (6) a certificate evidencing the good standing of the Borrower and each Subsidiary in the jurisdiction of its organization and in each other jurisdiction in which it is qualified as a foreign corporation to transact business;

                  (7) certificates or binders of insurance relating to each of the policies of insurance covering any of the Collateral together with loss payable clauses which comply with the terms of Section 7.8(b);

                  (8) a letter from Borrower to the Lender requesting the Initial Loans and specifying the method of disbursement, substantially in the form of Exhibit B-1, attached hereto;

                  (9)   copies of all the financial statements referred to in
                        Section 5.1(l) and meeting the requirements thereof;

                  (10) a certificate of the President or Chief Executive Officer of Borrower stating that, to the best of his knowledge and based on an examination sufficient to enable him to make an informed statement, (a) all of the representations and warranties made or deemed to be made under this Agreement are true and correct as of the Effective Date, both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, (b) no Default or Event of Default exists and (c) setting forth a pro forma calculation of the financial covenants set forth in Section 10.1, substantially in the form of Exhibit D, attached hereto;

                  (11) a signed opinion of counsel for Borrower, opining as to such matters in connection with this Agreement as the Lender or its counsel may reasonably request;

                  (12) evidence that Borrower has obtained at its cost and with respect to the Real Property owned by Stokes Canning Company an ALTA lender's policy of title insurance in favor of the Lender, containing no title exceptions other than those approved by the Lender in writing and containing such endorsements as Lender may require;

                  (13) a Phase I environmental survey and an environmental operating survey, each addressed to the Lender, a real estate appraisal, and a flood plain letter, all with respect to the Real Property and each to be in form and content satisfactory to the Lender in its discretion;

                  (14) an as-built survey of the Real Property conforming to American Land Title Association Minimum Standards;

                  (15) a consent and subordination agreement and estoppel certificate from any facility or warehouse in which Inventory of a Borrower or an Obligor is located, and which is leased to or under the operating control of a third party including but not limited to the Real Property;

                  (16) a complete, self-contained narrative appraisal report for the Real Property addressed to Borrower and to Lender, and prepared by an appraiser satisfactory to Lender;

                  (17) copies of the Co-Pack and Warehousing Agreement between Stokes Canning Company and Hoopeston Foods Denver Corp., and any related agreement between those parties or their Affiliates; and

                  (18) copies of each of the other Loan Documents duly executed by the parties thereto with evidence satisfactory to the Lender and its counsel of the due authorization, binding effect and enforceability of each such Loan Document on each such party and such other documents and instruments as the Lender may reasonably request.

      (b) No Injunctions, Etc. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit or to obtain substantial damages in respect of or which is related to or arises out of this Agreement or the consummation of the transactions contemplated hereby or which, in the Lender's sole discretion, would make it inadvisable to consummate the transactions contemplated by this Agreement.

      (c) Material Adverse Change. As of the Effective Date, there shall not have occurred any change which, in the Lender's sole discretion, has had or may have a Materially Adverse Effect as compared to the condition of Borrower presented by the most recent unaudited financial statements of Borrower or Subsidiaries described in
            Section 5.1(l).

      (d) Solvency. The Lender shall have received evidence satisfactory to it that, after giving effect to the Initial Loans (i) Borrower has assets having value, both at fair value and at present fair saleable value, greater than the amount of its liabilities, and (ii) Borrower's assets are sufficient in value to provide Borrower with sufficient working capital to enable it profitably to operate its business and to meet its obligations as they become due, and (iii) Borrower has adequate capital to conduct the business in which it is and proposes to be engaged.

      (e) Release of Security Interests. The Lender shall have received written evidence satisfactory to Lender that each holder of a Lien, other than holders of Permitted Liens, agrees to release and terminate such Lien upon said holder's receipt of an identified amount of proceeds of the Loans.

      (f) Initial Public Offering. Borrower shall have completed its initial public offering pursuant to its Form SB-2 filed with the Securities and Exchange Commission on August 12, 2003, which offering shall have resulted in the receipt by Borrower of at least $5,794,180.98 in net offering proceeds ( defined as gross proceeds from the offering less underwriting discounts, commissions, and related costs ).

      (g) Agreement and Plan of Merger. The transaction contemplated by the Agreement and Plan of Merger dated as of October 20, 2003, among Borrower, Stokes Ellis Foods, Inc., James E. Lewis and Janis M. Lewis shall have been consummated in accordance with the terms thereof.

      (h) Fees and Expenses. Borrower shall have paid all fees and expenses required to be paid by Borrower on or before the Effective Date as required hereunder and under the loan commitment of Lender to Borrower dated July 30, 2003.

      Section 4.2 Conditions Precedent to All Loans. At the time of making of each Loan, including the Initial Loan:

      (a) all of the representations and warranties made or deemed to be made under this Agreement shall be true and correct at such time both with and without giving effect to the Loans to be made at such time and the application of the proceeds thereof, except that representations and warranties which, by their terms, are applicable only to the Agreement Date shall be true and correct only as of that date, and except for such modifications to the representations and warranties as are necessary due to the passage of time or change in circumstances and as are disclosed to and approved by Lender,

      (b) the actions of Borrower referred to in Section 4.1(a)(4) shall remain in full force and effect and the incumbency of officers shall be as stated in the certificates of incumbency delivered pursuant to
            Section 4.1(a)(5) or as subsequently modified and reflected in a certificate of incumbency delivered to the Lender, and

      (c) the Lender may, without waiving either condition, consider the conditions specified in this Section 4.2 fulfilled and a representation by Borrower to such effect made if no written notice to the contrary is received by the Lender from Borrower prior to the making of the Loans then to be made.

                  ARTICLE 5 - REPRESENTATIONS AND WARRANTIES OF BORROWER

      Section 5.1 Representations and Warranties. Borrower represents and warrants to the Lender as follows:

      (a) Organization; Power; Qualification. Borrower and each Subsidiary is an entity duly organized, validly existing and in good standing under the laws of each's jurisdiction of organization, has the power and authority to own properties and to carry on business as now being and hereafter proposed to be conducted and is duly qualified and authorized to do business in each jurisdiction in which failure to be so qualified and authorized would have a Materially Adverse Effect.

      (b) Subsidiaries and Ownership of Borrower. The Subsidiaries of Borrower and each Obligor are listed on Schedule 5.1(r) attached. The outstanding stock of Borrower and each Subsidiary has been duly and validly issued and is fully paid and nonassessable.

      (c) Authorization of Agreement, Note, Loan Documents and Borrowing. Borrower and each Obligor has the right and power and has taken all necessary action to authorize it to execute, deliver and perform this Agreement and each of the other Loan Documents to which it is a party in accordance with their respective terms and to borrow hereunder. This Agreement and each of the other Loan Documents to which it is a party have been duly executed and delivered by the duly authorized officers of Borrower and each Obligor, and is, or when executed and delivered in accordance with this Agreement will be, a legal, valid and binding obligation of Borrower and each Obligor, enforceable in accordance with their respective terms.

      (d) Compliance of Agreement, Note, Loan Documents and Borrowing with Laws, Etc. The execution, delivery and performance of this Agreement and each of the other Loan Documents to which Borrower or an Obligor is a party in accordance with their respective terms and the borrowings hereunder do not and will not, by the passage of time, the giving of notice or otherwise,

            (i) require any Governmental Approval or violate any applicable law relating to Borrower or any of its Affiliates,

            (ii) conflict with, result in a breach of or constitute a default under (A) the Organic Documents of Borrower or an Obligor, (B) any indenture, agreement or other instrument to which Borrower or an Obligor, is a party or by which any of its property may be bound (C) any Governmental Approval relating to Borrower or an Obligor, or,

            (iii) result in or require the creation or imposition of any Lien
                  (other than Permitted Liens) upon or with respect to any property now owned or hereafter acquired by Borrower or an Obligor other than the Security Interest.

      (e) Compliance with Law; Governmental Approvals. Borrower and each Obligor (i) has all Governmental Approvals, including permits relating to federal, state and local Environmental Laws, ordinances and regulations required by any applicable law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the knowledge of Borrower, threatened attack by direct or collateral proceeding, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other applicable laws relating to it, including, without being limited to, all Environmental Laws and all occupational health and safety laws applicable to Borrower and each Obligor or their properties, except in the case of both (i) and (ii) above for instances of noncompliance which would not, singly or in the aggregate, cause a Default or Event of Default or have a Materially Adverse Effect and in respect of which adequate reserves have been established on the books of Borrower and each Obligor.

      (f) Title to Properties. Borrower and each Obligor has good and marketable title to or a valid leasehold interest in all their respective real estate and valid and legal title to or a valid leasehold interest in their respective personal property and assets used in or necessary to the conduct of each's business, including, but not limited to, those reflected on the balance sheet of Borrower delivered pursuant to Section 5.1(l).

      (g) Liens. None of the properties and assets of Borrower or an Obligor is subject to any Lien, except Permitted Liens. Other than the Financing Statements and such existing security interests, no financing statement under the Uniform Commercial Code of any state which names Borrower or an Obligor as debtor and which has not been terminated has been filed in any state or other jurisdiction, and Borrower has not signed any such financing statement or any security agreement authorizing any secured party thereunder to file any such financing statement, except to perfect Permitted Liens.

      (h) Indebtedness and Guaranties. Neither Borrower nor an Obligor is in default of any material provision of any agreement evidencing or relating to any Indebtedness.

      (i) Litigation. Except as set forth in Schedule 5.1(i), there are no actions, suits or proceedings pending (nor, to the knowledge of Borrower, are there any actions, suits or proceedings threatened, nor is there any basis therefor) against or in any other way relating adversely to or affecting Borrower or an Obligor or any of their respective property in any court or before any arbitrator of any kind or before or by any governmental body.

      (j) Tax Returns and Payments. All United States federal, state and local and foreign national, provincial and local and all other tax returns of Borrower and Obligors required by applicable law to be filed have been duly filed, and all United States federal, state and local and foreign national, provincial and local and all other taxes, assessments and other governmental charges or levies upon Borrower or an Obligor and their respective properties, income, profits and assets which are due and payable have been paid, except any such nonpayment which is at the time permitted under Section 8.3 and except for payments which are in a bona fide dispute and involve an amount of less than $50,000. The charges, accruals and reserves on the books of Borrower and each Obligor in respect of United States federal, state and local taxes and foreign national, provincial and local taxes for all fiscal years and portions thereof since the organization of such entities are in the judgment of Borrower adequate, and Borrower knows of no reason to anticipate any additional assessments for any of such years which, singly or in the aggregate, might have a Materially Adverse Effect.

      (k) Burdensome Provisions. Neither Borrower nor an Obligor is a party to any indenture, agreement, lease or other instrument, or subject to any charter or corporate restriction, Governmental Approval or applicable law, compliance with the terms of which would have a Materially Adverse Effect.

      (l) Financial Statements. Borrower has furnished to the Lender a copy of the consolidated balance sheet of Borrower and its Subsidiaries as at September 30, 2003, and the related statements of income, cash flow and retained earnings for the portion of the calendar year then ended. Such financial statements are complete and correct in all material respects and present fairly and in all material respects in accordance with GAAP, the financial position of Borrower as at the dates thereof and the results of operations of Borrower for the periods then ended, subject to normal year-end audit adjustments. Except as disclosed or reflected in such financial statements or the notes thereto, Borrower has no material liabilities, contingent or otherwise, and there were no material unrealized or anticipated losses of Borrower.

      (m) Adverse Change. Since September 30, 2003, no change in the business, assets, liabilities, condition (financial or otherwise), results of operations or business prospects of Borrower or an Obligor has occurred that has had, or reasonably may have, a Materially Adverse Effect, and (ii) no event has occurred or failed to occur which has had, or may have, a Materially Adverse Effect.

      (n) Absence of Defaults. Neither Borrower nor an Obligor is in default under its Organic Documents, and no event has occurred which has not been remedied, cured or waived (i) that constitutes a Default or an Event of Default or (ii) that constitutes or that, with the passage of time or giving of notice, or both, would constitute a default or event of default under any material agreement (other than this Agreement) or judgment, decree or order to which Borrower or an Obligor is a party or by which Borrower or any of its properties may be bound or which would require Borrower or an Obligor to make any payment thereunder prior to the scheduled maturity date therefor.

      (o) Accuracy and Completeness of Information. All written information, reports and other papers and data produced by or on behalf of Borrower or an Obligor and furnished to the Lender were, at the time the same were so furnished, complete and correct in all material respects to the extent necessary to give the recipient a true and accurate knowledge of the subject matter, no fact is known to Borrower which has had, or may in the future have (so far as Borrower can foresee), a Materially Adverse Effect which has not been set forth in the financial statements or disclosure delivered prior to the Effective Date, in each case referred to in Section 5.1(l), or in such written information, reports or other papers or data or otherwise disclosed in writing to the Lender prior to the Effective Date. The documents furnished or written statements, taken as a whole, made to the Lender by Borrower or an Obligor in connection with the negotiation, preparation or execution of this Agreement or any of the Loan Documents do not contain any untrue statement of a fact material to the creditworthiness of Borrower or an Obligor and do not omit to state a material fact necessary in order to make the statements contained therein not misleading.

      (p) Place of Business. The business locations of the Borrower and each Obligor are set forth in Schedule 5.1(p).

      (q) Equipment. All Equipment is in good order and repair in all material respects, reasonable wear and tear excepted.

      (r) Corporate and Fictitious Names; Trade Names. Except as otherwise disclosed on Schedule 5.1(r), during the one-year period preceding the Agreement Date, neither Borrower nor an Obligor has been known as, nor has it used, any corporate or fictitious name other than the corporate name of Borrower or each Obligor on the Effective Date. All trade names or styles under which Borrower or an Obligor sells Inventory or Equipment or creates Receivables, or to which instruments in payment of Receivables are made payable, are listed on Schedule 5.1(r).

      (s) Federal Regulations. Borrower is not engaged, principally or as one of its important activities, in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each of the quoted terms is defined or used in Regulations U and X of the Board of Governors of the Federal Reserve System).

      (t) Investment Company Act; SEC Reporting. Borrower is not an "investment company" or a company "controlled" by an "investment company" (as each of the quoted terms is defined or used in the Investment Company Act of 1940, as amended). Borrower (i) is required to file reports under Section 15(d) of the Securities Exchange Act of 1934 and (ii) has registered securities under
            Section 12 of the Securities Exchange Act of 1934.

      (u) Intellectual Property. Borrower and each Obligor owns or possesses all Intellectual Property required to conduct its businesses as now and presently planned to be conducted without, to its knowledge, conflict in any material respect with the rights of others and
            Schedule 5.1(u) lists all Intellectual Property owned by Borrower and each Obligor.

      (v) ERISA. Neither Borrower nor any Related Company maintains or contributes to any Benefit Plan other than those listed on Schedule 5.1(v). Each Benefit Plan is in substantial compliance with ERISA, and neither Borrower nor any Related Company has received any notice asserting that a Benefit Plan is not in compliance with ERISA. No material liability to the PBGC or to a Multiemployer Plan has been, or is expected by Borrower to be, incurred by Borrower or any Related Company.

      (w) Employee Relations. Neither Borrower nor an Obligor is, except as set forth on Schedule 5.1(w), party to any collective bargaining agreement nor has any labor union been recognized as the representative of Borrower's or an Obligor's employees; Borrower knows of no pending, threatened or contemplated strikes, work stoppage or other labor disputes involving its employees or those of its Subsidiaries.

      (x) Status of Inventory. All Inventory included in any Borrowing Base Certificate delivered to Lender pursuant to Section 7.13(d) meets the criteria enumerated in the definition of Eligible Inventory except as disclosed in such Borrowing Base Certificate or in a subsequent Borrowing Base Certificate or as otherwise specifically disclosed in writing to Lender. Set forth on Schedule 5.1(x) is the
            (i) address (including street, city, county and state) of each facility at which Inventory is located, (ii) the approximate quantity in Dollars of the Inventory customarily located at each such facility, and (iii) if the facility is leased or is a third party warehouse or processor location, the name of the landlord or such third party warehouseman or processor. All Inventory is located on the premises set forth on Schedule 5.1(x), except as otherwise disclosed in writing to the Lender; Borrower has not located Inventory at premises other than those set forth on Schedule 5.1(x) at any time during the four months immediately preceding the Agreement Date.

      (y) Status of Receivables. Each Receivable reflected in the computations included in any Borrowing Base Certificate meets the criteria enumerated in the definition of Eligible Receivables, except as disclosed in such Borrowing Base Certificate or as disclosed in a timely manner in a subsequent Borrowing Base Certificate or otherwise in writing to Lender.

      (z) Commercial Tort Claims. Except as set forth in Schedule 5.1(z), Borrower has not filed, taken action to file, or otherwise have any interest in any Commercial Tort Claim with a claim value in excess of $50,000 individually or $300,000 in the aggregate.

      (aa) Loans to Directors or Officers. None of the proceeds of the Loans will be used directly or indirectly to fund a personal loan to or for the benefit of a director or executive officer of Borrower.

      Section 5.2Survival of Representations and Warranties, Etc. All representations and warranties set forth in this Article 5 and in other Loan Documents (including, but not limited to, any such representation, warranty or statement made in or in connection with any amendment thereto) shall constitute representations and warranties made under this Agreement. All representations and warranties made under this Agreement shall be made or deemed to be made at and as of the Agreement Date, at and as of the Effective Date and at and as of the date of each Loan, except that representations and warranties which, by their terms are applicable only to one such date shall be deemed to be made only at and as of such date, except for such modifications to the representations and warranties as are necessary due to the passage of time or change in circumstances and as are disclosed to and approved by Lender. All representations and warranties made or deemed to be made under this Agreement shall survive and not be waived by the execution and delivery of this Agreement, any investigation made by or on behalf of the Lender or any borrowing hereunder.

                          ARTICLE 6 - SECURITY INTEREST

     Section 6.1 Security Interest. To secure the payment, observance and performance of the Secured Obligations, Borrower hereby pledges and assigns all of the Collateral to the Lender and grants to Lender a continuing security interest in, and a continuing Lien upon, all of the Collateral.

      Section 6.2 Continued Priority of Security Interest. (a) The Security Interest granted by Borrower shall at all times be valid, perfected and enforceable against Borrower and all third parties in accordance with the terms of this Agreement, as security for the Secured Obligations, and the Collateral shall not at any time be subject to any Liens that are prior to, on a parity with or junior to the Security Interest, other than Permitted Liens.

      (b) Borrower shall, at their sole cost and expense, take all action that may be necessary or desirable, or that the Lender may request, so as at all times to maintain the validity, perfection, enforceability and rank of the Security Interest in the Collateral in conformity with the requirements of Section 6.2(a) or to enable the Lender to exercise or enforce its rights hereunder, including, but not limited to: (i) paying all taxes, assessments and other claims lawfully levied or assessed on any of the Collateral, except to the extent that such taxes, assessments and other claims constitute Permitted Liens, (ii) diligently seeking to obtain, after the Agreement Date, mechanics' releases, subordinations or waivers, (iii) delivering to the Lender, endorsed or accompanied by such instruments of assignment as the Lender may specify, and stamping or marking in such manner as the Lender may specify, any and all chattel paper, instruments, letters and advices of guaranty and documents evidencing or forming a part of the Collateral, and (iv) executing and delivering financing statements, pledges, designations, hypothecations, notices and assignments, in each case in form and substance satisfactory to the Lender, relating to the creation, validity, perfection, maintenance or continuation of the Security Interest under the UCC or other applicable law.

      (c) The Lender is hereby (i) irrevocably designated, made, constituted and appointed (as well as all Persons designated by the Lender from time to time) as Borrower's true and lawful attorney and agent in fact, for the purpose of executing Financing Statements and any continuation statements or amendments thereto, on behalf of Borrower for the purpose of perfecting the security interests granted herein; and (ii) authorized to file one or more financing or continuation statements or amendments thereto without the signature of or in the name of Borrower for any purpose described in Section 6.2(b). A carbon, photographic or other reproduction of this Agreement or of any of the Security Documents or of any financing statement filed in connection with this Agreement is sufficient as a financing statement, to the extent permitted by applicable law.

      (d) Borrower shall mark its books and records as may be necessary or appropriate to evidence, protect and perfect the Security Interest and shall cause its financial statements to reflect the Security Interest.

                        ARTICLE 7 - COLLATERAL COVENANTS

      Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full:

      Section 7.1 Verification; Notification and Defense of Title. (a) Except for Permitted Liens, Borrower shall at all times be the sole owner of each and every item of Collateral and shall not create any Lien on, or sell, lease, exchange, assign, transfer, pledge, hypothecate, grant a security interest or security title in or otherwise dispose of, any of the Collateral or any interest therein, except for sales of Inventory in the ordinary course of business, for cash or on open account or on terms of payment ordinarily extended to its customers. Nothing contained in this subsection shall be interpreted to prohibit any sales of assets permitted under other provisions hereof. The inclusion of "proceeds" of the Collateral under the Security Interest shall not be deemed a consent by the Lender to any other sale or other disposition of any part or all of the Collateral.

      (b) Borrower shall defend its title in and to the Collateral and shall defend the Security Interest in the Collateral against the claims and demands of all Persons, except for Permitted Liens.

      (c) In addition to, and not in derogation of, the foregoing and the requirements of any of the Security Documents, Borrower shall (i) protect and preserve all properties material to its business, including Intellectual Property and maintain all tangible property in good and workable condition in all material respects, with reasonable allowance for wear and tear, and (ii) from time to time make or cause to be made all needed and appropriate repairs, renewals, replacements and additions to such properties necessary for the conduct of its business, so that the business carried on in connection therewith may be properly and advantageously conducted at all times.

      Section 7.2 Disputes, Returns and Adjustments. (a) In the event amounts due and owing under any Receivable in excess of $25,000 are in dispute between the Account Debtor and Borrower, Borrower shall provide Lender with prompt written notice thereof.

      (b) Borrower shall notify Lender promptly of all material returns and credits in excess of $25,000 in respect of any Receivable from an Account Debtor (or any series of returns or credits accepted or given at substantially the same time in respect of any Receivables of an Account Debtor), which notice shall specify the Receivables affected.

      (c) Borrower may, in the ordinary course of business and prior to a Default or an Event of Default, grant any extension of time for payment of any Receivable or compromise, compound or settle the same for less than the full amount thereof or release wholly or partly any Person liable for the payment thereof or allow any credit or discount whatsoever thereon; provided that (i) no such action results in the reduction of more than $25,000 in the amount payable with respect to Receivable or of more than $25,000 with respect to all Receivables in any fiscal year of Borrower, and (ii) Lender is promptly notified of the amount of such adjustments and the Receivable(s) affected thereby.

      Section 7.3 Invoices. (a) Borrower will not use any invoices except invoices calling for standard payment terms as currently in effect with Borrower.

      (b) Upon the request of Lender, Borrower shall deliver to the Lender, at Borrower's expense, copies of customers' invoices or the equivalent, original shipping and delivery receipts or other proof of delivery, customers' statements, the original copy of all documents, including, without limitation, repayment histories and present status reports, relating to Receivables and such other documents and information relating to the Receivables as Lender shall specify.

      Section 7.4Delivery of Instruments. In the event any Receivable in an amount in excess of $25,000 is, or Receivables in excess of $25,000 in the aggregate are, at any time evidenced by a promissory note or notes, trade acceptance or any other instrument for the payment of money, Borrower will immediately thereafter deliver such instruments to Lender, appropriately endorsed to Lender.

      Section 7.5Sales of Inventory. All sales of Inventory will be made in compliance with all material requirements of applicable law.

      Section 7.6Returned Goods. The Security Interest in the Inventory shall, without further act, attach to the cash and non-cash proceeds resulting from the sale or other disposition thereof and to all Inventory which is returned to Borrower by customers or is otherwise recovered.

      Section 7.7[Reserved].

      Section 7.8 Insurance. (a) Borrower shall at all times maintain insurance on the Inventory against loss or damage by fire, theft, burglary, pilferage, loss in transit and such other hazards as Lender shall reasonably specify, in amounts and under policies issued by insurers acceptable to Lender. All premiums on such insurance shall be paid by Borrower and copies of the policies delivered to Lender. Borrower will not use or permit the Inventory or Equipment to be used in violation of any applicable law or in any manner which might render inapplicable any insurance coverage.

      (b) All insurance policies required under Section 7.8(a) shall name Lender as an additional named insured and shall contain "New York standard" loss payable clauses in the form submitted to Borrower by Lender, or otherwise in form and substance satisfactory to Lender, naming Lender as loss payee as its interests may appear, and providing that (i) all proceeds thereunder shall be payable to Lender, (ii) no such insurance shall be affected by any act or neglect of the insured or owner of the property described in such policy, and (iii) such policy and loss payable clauses may not be cancelled, amended or terminated unless at least 30 days' prior written notice is given to Lender.

      (c) Any proceeds of insurance referred to in this Section 7.8 which are paid to Lender shall be promptly released to Borrower upon receipt by Lender of adequate assurance that such proceeds will be used only to rebuild, restore or replace the damaged or destroyed property.

      (d) Borrower shall at all times maintain, in addition to the insurance required by Section 7.8(a) or any of the Security Documents, insurance with responsible insurance companies against such risks and in such amounts as is customarily maintained by similar businesses or as may be required by applicable law, including such public liability, products liability, third party property damage and business interruption insurance as is consistent with reasonable business practices, and from time to time deliver to Lender upon its request a detailed list of the insurance then in effect, stating the names of the insurance companies, the amounts and rates of the insurance, the dates of the expiration thereof and the properties and risks covered thereby.

      Section 7.9 Location of Offices and Collateral. (a) Borrower will not change the location of its chief executive office or the place where it keeps its books and records relating to the Collateral or change its name, identity, jurisdiction of organization or corporate structure without giving Lender 30 days' prior written notice thereof.

      (b) All Inventory, other than Inventory in transit to any such location, will at all times be kept by Borrower at one of the locations set forth in Schedule 5.1(x), and shall not, without the prior written consent of Lender, be removed therefrom except, so long as no Event of Default shall have occurred and be continuing, for sales of Inventory in the ordinary course of business.

      (c) If any Inventory is in the possession or control of any of Borrower's agents or processors, Borrower shall notify such agents or processors of the Security Interest and, upon the occurrence of an Event of Default, shall instruct them (and cause them to acknowledge such instruction) to hold all such Inventory for the account of Lender, subject to the instructions of Lender.

      Section 7.10......Records Relating to Collateral. (a) Borrower will at all times (i) keep complete and accurate records of Inventory on a basis consistent with past practices of Borrower, itemizing and describing the kind, type and quantity of Inventory and Borrower's cost therefor and a current price list for such Inventory, and (ii) keep complete and accurate records of all other Collateral.

      (b) Borrower will take a physical listing of all Inventory, wherever located, at least annually.

      Section 7.11......Inspection. Lender (by any of its officers, employees or agents) shall have the right, to the extent that the exercise of such right shall be within the reasonable control of Borrower, at any time or times to (a) visit the properties of Borrower, inspect the Collateral and the other assets of Borrower and inspect and make extracts from the books and records of Borrower, including, but not limited to, management letters prepared by independent accountants, all during customary business hours at such premises, (b) discuss Borrower's business, assets, liabilities, financial condition, results of operations and business prospects, insofar as the same are reasonably related to the rights of the Lenders hereunder or under any of the Loan Documents, with Borrower's (i) principal officers, (ii) independent accountants and other professionals providing services to Borrower, and (iii) any other Person (except that any such discussion with any third parties shall be conducted only in accordance with Lender's standard operating procedures relating to the maintenance of confidentiality of confidential information of Borrower), and (c) verify the amount, quantity, value and condition of, or any other matter relating to, any of the Collateral and in this connection to review, audit and make extracts from all records and files related to any of the Collateral. Borrower will deliver to Lender any instrument necessary to authorize an independent accountant or other professional to have discussions of the type outlined above with Lender or for Lender to obtain records from any service bureau maintaining records on behalf of Borrower.

      Section 7.12......Maintenance of Property. Borrower shall maintain all physical property that constitutes equipment or fixtures or real estate in good and workable condition in all material respects, with reasonable allowance for wear and tear, and shall exercise proper custody over all such property.

      Section 7.13......Information and Reports.

      (a) Schedule of Receivables. Borrower shall deliver to Lender (i) on or before the Effective Date, a Schedule of Receivables as of a date not more than three Business Days prior to the Effective Date setting forth a detailed aged trial balance of all of its then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed, and (ii) no later than 21 days after the end of each month, a Schedule of Receivables as of the last Business Day of Borrower's immediately preceding month setting forth (A) a detailed aged trial balance of all Borrower's then existing Receivables, specifying the name of and the balance due from (and any rebate due to) each Account Debtor obligated on a Receivable so listed and (B) a reconciliation to the Schedule of Receivables delivered in respect of the next preceding month.

      (b) Schedule of Inventory. Borrower shall deliver to Lender on or before the Effective Date, and no later than 21 days after the end of each month thereafter, a Schedule of Inventory as of the last Business Day of the immediately preceding month, itemizing and describing the kind, type, quantity and location of Inventory and the cost thereof.

      (c) Borrowing Base Certificate. Borrower shall deliver to Lender within 21 days after the last day of each month, and at other times as Lender may request, a Borrowing Base Certificate prepared on a consolidated basis as of the close of business on the last Business Day of such month.

      (d) Other Information. Borrower shall also furnish to Lender such other information with respect to the Collateral as Lender may from time to time reasonably request.

      (e) Suspension of Duty to Provide Reports. Lender agrees that Borrower shall not be required to provide the reports and certificates under
            (a) through (c) above for any period of time that the total outstanding principal balance of all Loans (including the principal amount of any pending request for advance under the Note) is less than $4,000,000. In the event the said principal balance becomes less than $4,000,000 after being equal to or greater than $4,000,000, the reports and certificates under (a)-(c) above shall remain required for a period of three (3) full calendar months after the date the principal balance becomes less than $4,000,000.

                        ARTICLE 8 - AFFIRMATIVE COVENANTS

      Until the Loans have been paid and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner provided for in Section 12.11, Borrower will:

      Section 8.1 Preservation of Existence and Similar Matters. Preserve and maintain its existence and the existence of each Subsidiary as a corporation as well as all rights, franchises, licenses and privileges in the jurisdiction of its incorporation and qualify and remain qualified as a foreign corporation or organization and authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except to the extent the failure to do so would not have a Materially Adverse Effect.

      Section 8.2 Compliance with Applicable Law. Comply with all applicable laws relating to Borrower, except to the extent the failure to do so would not have a Materially Adverse Effect.

      Section 8.3 Payment of Taxes and Claims. Pay or discharge when due (a) all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or upon any properties belonging to it, and (b) all lawful claims of materialmen, mechanics, carriers, warehousemen and landlords for labor, materials, supplies and rentals which, if unpaid, might become a Lien on any properties of Borrower, except that this Section 8.3 shall not require the payment or discharge of any such tax, assessment, charge, levy or claim which
(i) is being contested in good faith by appropriate proceedings and for which adequate reserves have been established on the appropriate books, or (ii) which is in an amount of less than $50,000.

      Section 8.4 Accounting Methods and Financial Records. Maintain a system of accounting, and keep such books, records and accounts (which shall be true and complete), as may be required or as may be necessary to permit the preparation of financial statements in accordance with GAAP consistently applied.

      Section 8.5 Use of Proceeds. (a) Use the proceeds of the Loans to (i) provide working capital to Borrower and its Subsidiaries, and (ii) repay all amounts owing under the working capital loans described on Schedule 8.5 hereto, and

      (b) not use any part of such proceeds to purchase or carry, or to reduce or retire or refinance any credit incurred to purchase or carry, any margin stock (within the meaning of Regulation T, U or X of the Board of Governors of the Federal Reserve System) or for any other purpose which would involve a violation of such Regulation T, U or X of such Board of Governors or for any other purpose prohibited by law or by the terms and conditions of this Agreement.

      Section 8.6 Hazardous Waste and Substances; Environmental Requirements.

      (a)   In addition to, and not in derogation of, the requirements of
            Section 8.2 and of the Security Documents, except to the extent the failure to do so would not have a Materially Adverse Effect, comply and cause each Subsidiary to comply with all laws, governmental standards and regulations applicable to Borrower or to any of its assets in respect of occupational health and safety laws, rules and regulations and Environmental Laws, promptly notify the Lender of its receipt of any notice of a violation of any such law, rule, standard or regulation and indemnify and hold the Lender harmless from all loss, cost, damage, liability, claim and expense incurred by or imposed upon the Lender on account of Borrower's failure to perform its obligations under this Section 8.6.

      (b)   Whenever Borrower gives notice to the Lender pursuant to this
            Section 8.6 with respect to a matter that reasonably could be expected to result in liability to Borrower in excess of $50,000 in the aggregate, Borrower shall, at the Lender's request and Borrower's expense, (i) cause an independent environmental engineer acceptable to the Lender to conduct such tests of the site where the noncompliance or alleged noncompliance with Environmental Laws has occurred and prepare and deliver to the Lender a report setting forth the results of such tests, a proposed plan to bring Borrower into compliance with such Environmental Laws and an estimate of the costs thereof, and (ii) provide to the Lender a supplemental report of such engineer whenever the scope of the noncompliance or the response thereto or the estimated costs thereof shall materially change.

      Section 8.7 Accuracy of Information. All written information, reports, statements and other papers and data furnished to the Lender, whether pursuant to Article 9 or any other provision of this Agreement or any of the other Loan Documents, shall be, at the time the same is so furnished, complete and correct in all material respects to the extent necessary to give the Lender true and accurate knowledge of the subject matter.

      Section 8.8 Revisions or Updates to Schedules. Should any of the information or disclosures provided on any of the Schedules originally attached hereto become outdated or incorrect in any material respect, Borrower shall provide promptly to the Lender such revisions or updates to such Schedule(s) as may be necessary or appropriate to update or correct such Schedule(s); provided that no such revisions or updates to any Schedule(s) shall be deemed to have cured any breach of warranty or representation resulting from the inaccuracy or incompleteness of any such Schedule(s) unless and until the Lender, in its sole discretion, shall have accepted in writing such revisions or updates to such Schedule(s).

      Section 8.9 Operating Account. Throughout the duration of this Agreement from and after sixty (60) days after the date of this Agreement, maintain its operating deposit accounts with the Lender. The deposit accounts of Borrower and Subsidiaries are listed on Schedule 8.9.

      Section 8.10 Notice of SEC Reporting. Borrower will notify Lender promptly upon it (i) being required to file reports under Section 15(d) of the Securities

Exchange Act of 1934 ("Exchange Act"), or (ii) registering securities under
Section 12 of the Exchange Act.

      Section 8.11 Reporting Compliance. Borrower will timely file with the SEC, and provide to the Lender concurrently therewith, all SEC Documents as are specified in the Exchange Act as being required to be filed by U.S. corporations that are subject to reporting requirements of the Exchange Act. In addition, the Borrower shall timely file with NASDAQ or other applicable stock exchange and provide to the Lender concurrently therewith, all SEC Documents required to be filed therewith. Each SEC Document to be filed by the Borrower, when filed with the SEC or NASDAQ or other applicable stock exchange, as the case may be, will comply with all applicable requirements of the Securities Act, the Exchange Act, the NASDAQ or other applicable stock exchange rules, as applicable, and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Borrower and its Subsidiaries to be included in each SEC document to be filed by the Borrower will comply as to form, as of the date of its filing with the SEC, with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, will be prepared in accordance with GAAP (except, in the case of unaudited statements, as permitted by the SEC) and will fairly present in all material respects the consolidated financial position of the Borrower and its Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to the omission of footnotes and normal year-end audit adjustments consistent with past practices and consistently applied). Notwithstanding anything to the contrary contained in this Section 8.11, the Borrower shall not be deemed to be in default of this Section 8.11 if the Borrower is late in filing any SEC document, provided that (a) such SEC document is filed with the SEC within ten (10) Business Days after the filing was due, shall notify the Lender in writing of the late filing and (b) the Borrower shall not rely on the grace period in this sentence on more than two (2) occasions during the term of this Agreement.

                             ARTICLE 9 - INFORMATION

      Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, unless the Lender shall otherwise consent in the manner set forth in Section 12.11, Borrower will furnish to the Lender at the Lender's Office:

      Section 9.1 Financial Statements.

      (a) Audited Year-End Statements. As soon as available, but in any event within 90 days after the end of each fiscal year of Borrower, copies of the consolidated and consolidating balance sheet of Borrower as at the end of such fiscal year and the related consolidated and consolidating statements of income, shareholder's equity, partner equity or members' equity (as applicable) and cash flow for such fiscal year, in each case setting forth in comparative form the figures for the previous year-end and reported on, without qualification, by independent certified public accountants selected by Borrower and acceptable to the Lender.

      (b) Periodic Financial Statements. As soon as available, but in any event within 45 days after the end of each accounting quarter of Borrower, copies of the consolidated and consolidating unaudited balance sheet of Borrower as at the end of such quarter, and the related unaudited consolidated and consolidating income statement for such period and for the portion of the fiscal year of Borrower through such period.

      (c) Projected Financial Statements. As soon as available, but in any event within 30 days after the end of each fiscal year of Borrower, a forecasted income statement prepared by Borrower, setting forth the assumptions on which such forecasted income statement was prepared, covering the one-year period until the next fiscal year-end.

All such financial statements referred to in clauses (a) and (b) shall be complete and correct in all material respects and shall be prepared in accordance with GAAP (except, with respect to interim financial statements, for the omission of footnotes and normal year-end audit adjustments consistent with past practices and consistently applied) applied consistently throughout the periods reflected therein.

      Section 9.2Authorization. Borrower authorizes the Lender to discuss the financial condition of Borrower with its independent certified public accountants and agrees that such discussion or communication shall be without liability to either the Lender or Borrower's independent certified public accountants.

      Section 9.3 Copies of Other Reports. (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to Borrower or its Board of Directors by its independent public accountants, including, without limitation, all management reports.

      (b) From time to time and promptly upon each request, such forecasts, data, certificates, reports, statements, documents or further information regarding the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower as the Lender may reasonably request. The rights of the Lender under this Section 9.3(b) are in addition to and not in derogation of its rights under any other provision of this Agreement or any Loan Document.

      Section 9.4 Notice of Litigation and Other Matters.

      Notice of:

      (a) the commencement, to the extent Borrower is aware of the same, of all proceedings and investigations by or before any governmental or nongovernmental body and all actions and proceedings in any court or before any arbitrator against or in any other way relating adversely to, or adversely affecting, Borrower, any Subsidiary or any Affiliate of Borrower or any of their respective property, assets or businesses which might, singly or in the aggregate, cause a Default or an Event of Default or have a Materially Adverse Effect,

      (b)   any amendment of the Organic Documents of Borrower or a Subsidiary,

      (c) any change in the business, assets, liabilities, financial condition, results of operations or business prospects of Borrower, any Subsidiary or any Affiliate of Borrower which has had or may have any Materially Adverse Effect, and any change in the executive officers of Borrower, and

      (d) any (i) Default or Event of Default, or (ii) event that constitutes or that, with the passage of time or giving of notice or both, would constitute a default or event of default by Borrower under (A) any agreement with Hoopeston Foods Denver Corp., or (B) any other material agreement (other than this Agreement) to which Borrower is a party or by which Borrower or of its property may be bound, if the exercise of remedies thereunder by the other party to such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

      Section 9.5ERISA. As soon as possible and in any event within 30 days after Borrower knows, or has reason to know, that:

      (a) any Termination Event with respect to a Benefit Plan has occurred or will occur,

      (b) the aggregate present value of the Unfunded Vested Accrued Benefits under all Plans has increased to an amount in excess of $0, or

      (c) Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan required by reason of its complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan, certificate of the President or the chief financial officer of Borrower setting forth the details of such of the events described in clauses (a) through (c) as applicable and the action which is proposed to be taken with respect thereto and, simultaneously with the filing thereof, copies of any notice or filing which may be required by the PBGC or other agency of the United States government with respect to such of the events described in clauses (a) through
(c) as applicable.

      Section 9.6 Officer's Certificate. Within 30 days after the end of each fiscal quarter of the Borrower, a certificate of the Borrower's Chief Executive Officer, President or chief financial officer (a) stating that, based on an examination sufficient to enable such officer to make an informed statement, no Default or Event of Default exists or, if such is not the case, specifying such Default or Event of Default and its nature, when it occurred, whether it is continuing and the steps being taken by the Borrower with respect to such Default or Event of Default; (b) stating that, to the best of his knowledge, the financial statements of the Borrower delivered to the Lender pursuant to Section 9.1(b) for each fiscal quarter then ended present fairly the financial condition and results of operations of the Borrower as of the date hereof and for the periods then ended, subject to normal year end adjustments; and (c) setting forth the calculations necessary to establish whether or not the Borrower were in compliance with the covenants contained in Section 10.1 as of the date of such statements.

                         ARTICLE 10 - NEGATIVE COVENANTS

      Until the Revolving Credit Facility has been terminated and all the Secured Obligations have been indefeasibly paid in full, Borrower will not directly or indirectly or permit a Subsidiary directly or indirectly:

      Section 10.1......Financial Covenants.

      (a) Minimum Consolidated Net Worth. As of the last day of each fiscal quarter of Borrower commencing with the fiscal quarter of Borrower ending March 31, 2004, permit the sum of Borrowers' Consolidated Net Worth to be less than $7,500,000.

      (b) Minimum Debt Service Coverage Ratio. As of the last day of each fiscal quarter of Borrower commencing with the fiscal quarter of Borrower ending September 30, 2004, permit the consolidated Debt Service Coverage Ratio, measured for each fiscal quarter, to be less than 1.5:1.0. The measurement of such Ratio for the fiscal quarter ending December 31, 2004 will be for the immediately preceding two fiscal quarters (i.e., the third and fourth fiscal quarters of 2004), for the fiscal quarter ending March 31, 2005 will be for the immediately preceding three fiscal quarters (i.e., the third and fourth fiscal quarters of 2004 and the first fiscal quarter of
            2005), and for the fiscal quarter ending June 30, 2005 and each fiscal quarter thereafter will be for the immediately preceding four fiscal quarters; provided, however, that the foregoing financial covenant will be applicable only upon and after the end of the first fiscal quarter the total outstanding principal balance of all Loans is greater than $3,000,000.

      Section 10.2......Termination of Material Agreement. Voluntarily terminate any material agreement to which Borrower or a Subsidiary is a party or by which Borrower or any of its property may be bound if the termination of such agreement would have, either individually or in the aggregate, a Materially Adverse Effect.

      Section 10.3......Indebtedness. Create, assume, or otherwise become or remain obligated in respect of, or permit or suffer to exist or to be created, assumed or incurred or to be outstanding any Indebtedness for Money Borrowed, except for Permitted Indebtedness for Money Borrowed.

      Section 10.4......Guarantees. Become or remain liable with respect to any
Guaranty of any obligation of any other Person, except for Guarantees of Permitted Indebtedness.

      Section 10.5......Investments. Acquire, after the Agreement Date, any business unit or Investment or, after such date, permit any Investment to be outstanding, other than Permitted Investments.

      Section 10.6......Restricted Distributions and Payments. Declare or make any Restricted Distribution or Restricted Payment, unless at the time of each such Restricted Distribution or Restricted Payment and after giving effect thereto, no Default or Event of Default exists or would result therefrom (including, without limitation, a Default in compliance with the financial covenants in Section 10.1 computed as of the date of such transaction.

      Section 10.7......Merger, Consolidation and Sale of Assets. Without the
prior written consent of Lender, merge or consolidate with any other Person, unless the Borrower is the surviving entity and the combined net worth of Borrower is increased as a result of the transaction, or sell, lease or transfer or otherwise dispose of all or a substantial portion of its assets to any Person.

      Section 10.8......Transactions with Affiliates. Effect any transaction with any Affiliate on a basis less favorable to Borrower than would be the case if such transaction had been effected with a Person not an Affiliate.

      Section 10.9......Liens. Create, assume or permit or suffer to exist or to be created or assumed any Lien on any of the property or assets of Borrower, real, personal or mixed, tangible or intangible, except for Permitted Liens.

      Section 10.10.....Benefit Plans. Permit, or take any action which would result in, the aggregate present value of the Unfunded Vested Accrued Benefits under all Benefit Plans of Borrower to exceed $0.

      Section 10.11.....Sales and Leasebacks. Enter into any arrangement with any Person providing for the leasing from such Person of real or personal property which has been or is to be sold or transferred, directly or indirectly, by Borrower to such Person.

      Section 10.12.....Amendments of Other Agreements. Amend in any way the
interest rate or principal amount or schedule of payments of principal and interest with respect to any Indebtedness for Money Borrowed (other than the Secured Obligations) other than to reduce the interest rate or extend the schedule of payments with respect thereto.

      Section 10.13.....Subsidiaries. Organize or acquire any Subsidiary or activate any currently inactive Subsidiary, except in connection with a merger, acquisition or consolidation in which the Borrower is the surviving entity and the combined net worth of Borrower is increased as a result of the transaction.

                              ARTICLE 11 - DEFAULT

      Section 11.1......Events of Default. Each of the following shall constitute an Event of Default, whatever the reason for such event and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment or order of any court or any order, rule or regulation of any governmental or nongovernmental body:

      (a) Default in Payment of Loans. Borrower shall default in any payment of principal of, or interest on, any Loan or Note within ten (10) days of when the same shall become due and payable (whether at maturity, by reason of acceleration or otherwise).

      (b) Other Payment Default. Borrower shall default in the payment, as and when due, of principal of or interest on, any other Secured Obligation, and such default shall continue for twenty (20) days after the due date.

      (c) Misrepresentation. Any representation or warranty made or deemed to be made by Borrower under this Agreement or any other Loan Document or any amendment hereto or thereto shall at any time prove to have been incorrect or misleading in any material respect when made, and, if capable of being cured, Borrower fails to cure such incorrect or misleading representation or warranty within 30 days after notice from Lender.

      (d) Default in Performance. (i) Borrower shall default in the performance or observance of a term, covenant, condition or agreement contained in Section 6.2, 8.5, 9.1 or 10.1; and, in the instance of Section 6.2, 8.5 and 9.1, fails to cure such default within ten (10) days after the sooner to occur of Borrower's receipt of notice of such default from Lender or the date on which such default first became known to any officer of Borrower; or (ii) Borrower shall default in the performance or observance of any other term, covenant, condition or agreement contained in this Agreement, any Letter of Credit, or any other Loan Document and the default is not cured to the satisfaction of Lender within thirty (30) days after the sooner to occur of Borrower's receipt of notice of such default from Lender or the date on which such default first became known to any officer of Borrower.

      (e) Indebtedness Cross-Default. (i) Borrower shall fail to pay when due and payable the principal of or interest on any Indebtedness for Money Borrowed (other than the Loans or Note) where the principal amount of such Indebtedness for Money Borrowed is in excess of $50,000 and such Indebtedness shall have been accelerated, or (ii) the maturity of any Indebtedness for Money Borrowed shall have been accelerated as a result of such default or event of default in accordance with the provisions of any indenture, contract or instrument providing for the creation of or concerning such Indebtedness, or (iii) any event shall have occurred and be continuing which, with or without the passage of time or the giving of notice, or both, would permit any holder or holders of such Indebtedness, any trustee or agent acting on behalf of such holder or holders or any other Person to be accelerate such maturity and such Indebtedness shall have been accelerated.

      (f) Other Cross-Defaults. Borrower shall default in the payment when due or in the performance or observance of any material obligation or condition of any agreement, contract or lease (other than the Security Documents or any such agreement, contract or lease relating to Indebtedness), including without limitation the agreements between Borrower or a Subsidiary and Hoopeston Foods Denver Corp., if the exercise of remedies thereunder by the other party to such agreement could have a Materially Adverse Effect, unless Borrower and the other party are in good faith discussions or negotiations concerning the resolution of such a default). For the purposes only of this sub-Section (f), if the amount involved with a payment or performance or observance obligation is less than $50,000, it shall be deemed not to have a Materially Adverse Effect.

      (g) Voluntary Bankruptcy Proceeding. Any Obligor shall (i) commence a voluntary case under the federal bankruptcy laws (as now or hereafter in effect), (ii) commence a proceeding seeking to take advantage of any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or composition for adjustment of debts, (iii) consent to or fail to contest in a timely and appropriate manner any petition filed against it in an involuntary case under such bankruptcy laws or other laws, (iv) apply for or consent to, or fail to contest in a timely and appropriate manner, the appointment of, or the taking of possession by, a receiver, custodian, trustee or liquidator of itself or of a substantial part of its property, domestic or foreign, (v) admit in writing its inability to pay its debts as they become due, (vi) make a general assignment for the benefit of creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

      (h) Involuntary Bankruptcy Proceeding. A case or other proceeding shall be commenced against any Obligor in any court of competent jurisdiction seeking (i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating to bankruptcy, insolvency, reorganization, winding up or adjustment of debts, or (ii) the appointment of a trustee, receiver, custodian, liquidator or the like of any Obligor or of all or any substantial part of the assets, domestic or foreign, of any Obligor, and such case or proceeding shall continue undismissed or unstayed for a period of 90 consecutive calendar days, or an order granting the relief requested in such case or proceeding against any Obligor (including, but not limited to, an order for relief under such federal bankruptcy laws) shall be entered.

      (i) Loan Documents. After the expiration of any applicable cure periods, any event of default or Event of Default under any other Loan Document shall occur or any Obligor shall default in the performance or observance of any material term, covenant, condition or agreement contained in, or the payment of any other sum covenanted to be paid by any Obligor under, any such Loan Document; or any provision of this Agreement, or of any other Loan Document after delivery thereof hereunder, shall for any reason cease to be valid and binding, other than a nonmaterial provision rendered unenforceable by operation of law, or any Obligor or other party thereto (other than the Lender) shall so state in writing; or this Agreement or any other Loan Document, after delivery thereof hereunder, shall for any reason (other than any action taken independently by the Lender and except to the extent permitted by the terms thereof) cease to create a valid, perfected and, except as otherwise expressly permitted herein, first priority Lien on, or security interest in, any of the Collateral purported to be covered thereby.

      (j) Judgment. A judgment or order for the payment of money in an amount in excess of $50,000 shall be entered against any Obligor by any court and such judgment or order shall continue unbonded, undischarged or unstayed for 90 days.

      (k) Attachment. A warrant or writ of attachment or execution or similar process shall be issued against any property of any Obligor and such warrant or process shall continue undischarged or unstayed for 90 days.

      (l) Material Adverse Change. There occurs any act, omission, event, undertaking or circumstance or series of acts, omissions, events, undertakings or circumstances which have, or in the reasonable judgment of the Lender would have, either individually or in the aggregate, a Materially Adverse Effect.

      (m) ERISA. (i) Any Termination Event with respect to a Benefit Plan shall occur that, after taking into account the excess, if any, of
            (A) the fair market value of the assets of any other Benefit Plan with respect to which a Termination Event occurs on the same day (but only to the extent that such excess is the property of Borrower) over (B) the present value on such day of all vested nonforfeitable benefits under such other Benefit Plan, results in an Unfunded Vested Accrued Benefit in excess of $0, (ii) any Benefit Plan shall incur an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA) for which a waiver has not been obtained in accordance with the applicable provisions of the Code and ERISA, or (iii) Borrower is in "default" (as defined in Section 4219(c)(5) of ERISA) with respect to payments to a Multiemployer Plan resulting from Borrower's complete or partial withdrawal (as described in Section 4203 or 4205 of ERISA) from such Multiemployer Plan.

      Section 11.2......Remedies.

      (a) Automatic Acceleration and Termination of Facilities. Upon the occurrence of an Event of Default specified in Section 11.1(g) or
            (h), (i) the principal of and the interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, shall thereupon become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or any of the Loan Documents to the contrary notwithstanding, and (ii) the Revolving Credit Facility and the commitment of the Lender to make advances thereunder or under this Agreement shall immediately terminate.

      (b)   Other Remedies. If any Event of Default (other than as specified in
            Section 11.1(g) or (h)) shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do either or both of the following:

            (i) declare the principal of and interest on the Loans and the Notes at the time outstanding, and all other amounts owed to the Lender under this Agreement or any of the Loan Documents and all other Secured Obligations, to be forthwith due and payable, whereupon the same shall immediately become due and payable without presentment, demand, protest or other notice of any kind, all of which are expressly waived, anything in this Agreement or the Loan Documents to the contrary notwithstanding, together with interest on such amounts at the Default Rate;

            (ii) terminate the Revolving Credit Facility and any commitment of the Lender to make advances hereunder.

      (c) Further Remedies. If any Event of Default shall have occurred and be continuing, the Lender, in its sole and absolute discretion, may do any of the following:

            (i) notify, or request the Borrower to notify, in writing or otherwise, any Account Debtor or obligor with respect to any one or more of the Receivables to make payment to the Lender or any agent or designee of the Lender, at such address as may be specified by the Lender, and, if, notwithstanding the giving of any notice, any Account Debtor or other such obligor shall make payments to the Borrower, the Borrower shall hold all such payments in trust for the Lender, without commingling the same with other funds or property of, or held by, the Borrower and shall deliver the same to the Lender or any such agent or designee immediately upon receipt by the Borrower in the identical form received, together with any necessary endorsements;

            (ii) settle or adjust disputes and claims directly with Account Debtors and other obligors on Receivables for amounts and on terms which the Lender considers advisable and in all such cases only the net amounts received by the Lender in payment of such amounts, after deductions of costs and attorneys' fees, shall constitute Collateral, and the Borrower shall have no further right to make any such settlements or adjustments or to accept any returns of merchandise;

            (iii) enter upon any premises on which Inventory may be located and, without resistance or interference by Borrower, take physical possession of any or all thereof and maintain such possession on such premises or move the same or any part thereof to such other place or places as the Lender shall choose, without being liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

            (iv) at the expense of Borrower, cause any of the Inventory to be placed in a public or field warehouse, and the Lender shall not be liable to Borrower on account of any loss, damage or depreciation that may occur as a result thereof, so long as the Lender shall act reasonably and in good faith;

            (v) without notice, demand or other process, and without payment of any rent or any other charge, enter any of Borrower's premises and, without breach of the peace, until the Lender completes the enforcement of its rights in the Collateral, take possession of such premises or place custodians in exclusive control thereof, remain on such premises and use the same and any of Borrower's equipment, for the purpose of (A) completing any work in process, preparing any Inventory for disposition and disposing thereof, and (B) collecting any Receivable, and the Lender is hereby granted a license or sublicense and all other rights as may be necessary, appropriate or desirable to use the Intellectual Property in connection with the foregoing, and the rights of Borrower under all licenses and franchise agreements shall inure to the Lender's benefit (provided, however, that any use of any federally registered trademarks as to any goods shall be subject to the control as to the quality of such goods of the owner of such trademarks and the goodwill of the business symbolized thereby);

            (vi) exercise any and all of its rights under any and all of the Security Documents; or

            (vii) exercise all of the rights and remedies of a secured party under the UCC (whether or not the UCC is applicable) and under any other applicable law, including, without limitation, the right, without notice except as specified below and with or without taking the possession thereof, to sell the Collateral or any part thereof in one or more parcels at public or private sale, at any location chosen by the Lender, for cash, on credit or for future delivery and at such price or prices and upon such other terms as the Lender may deem commercially reasonable. Borrower agrees that, to the extent notice of sale shall be required by law, at least 10 days' notice to Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notice, but notice given in any other reasonable manner or at any other reasonable time shall also constitute reasonable notification. The Lender shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Lender may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Section 11.3 Application of Proceeds. All proceeds from each sale of, or other realization upon, all or any part of the Collateral following an Event of Default shall be applied or paid over as follows:

      (a) First: to the payment of all costs and expenses incurred in connection with such sale or other realization, including attorneys' fees,

      (b) Second: to the payment of the Secured Obligations (with Borrower remaining liable for any deficiency) in any order which the Lender may elect, and

      (c) Third: the balance (if any) of such proceeds shall be paid to Borrower or, subject to any duty imposed by law or otherwise, to whomsoever is entitled thereto.

The Borrower shall remain liable and will pay, on demand, any deficiency remaining in respect of the Secured Obligations, together with interest thereon at a rate per annum equal to the highest rate then payable hereunder on such Secured Obligations, which interest shall constitute part of the Secured Obligations.

      Section 11.4......Power of Attorney. In addition to the authorizations granted to the Lender under any other provision of this Agreement or any of the Loan Documents, upon and during the continuance of an Event of Default, Borrower hereby irrevocably designates, makes, constitutes and appoints the Lender (and all Persons designated by the Lender from time to time) as Borrower's true and lawful attorney and agent in fact, and the Lender or any agent of the Lender may, without notice or authorization, and at such time or times as the Lender or any such agent in its sole discretion may determine, in the name of Borrower or the Lender,

      (a) demand payment of the Receivables, enforce payment thereof by legal proceedings or otherwise, settle, adjust, compromise, extend or renew any or all of the Receivables or any legal proceedings brought to collect the Receivables, discharge and release the Receivables or any of them and exercise all of Borrower's rights and remedies with respect to the collection of Receivables,

      (b) prepare, file and sign the name of Borrower on any proof of claim in bankruptcy or any similar document against any Account Debtor or any notice of Lien, assignment or satisfaction of Lien or similar document in connection with any of the Collateral,

      (c) endorse the name of Borrower upon any chattel paper, document, instrument, notice, freight bill, bill of lading or similar document or agreement relating to the Receivables, the Inventory or any other Collateral,

      (d) use the information recorded on or contained in any data processing equipment and computer hardware and software relating to the Receivables, Inventory or other Collateral to which Borrower has access.

      Section 11.5......Miscellaneous Provisions Concerning Remedies.

      (a) Rights Cumulative. The rights and remedies of the Lender under this Agreement, the Notes and each of the Loan Documents shall be cumulative and not exclusive of any rights or remedies which it or they would otherwise have. In exercising such rights and remedies, the Lender may be selective and no failure or delay by the Lender in exercising any right shall operate as a waiver of such right nor shall any single or partial exercise of any power or right preclude its other or further exercise or the exercise of any other power or right.

      (b) Limitation of Liability. Nothing contained in this Article 11 or elsewhere in this Agreement or in any of the Loan Documents shall be construed as requiring or obligating the Lender or any agent or designee of the Lender to make any demand or to make any inquiry as to the nature or sufficiency of any payment received by it or to present or file any claim or notice or take any action with respect to any Receivable or any other Collateral or the moneys due or to become due thereunder or in connection therewith or to take any steps necessary to preserve any rights against prior parties, and neither the Lender nor any of its agents or designees shall have any liability to Borrower for actions taken pursuant to this Article 11, any other provision of this Agreement or any of the Loan Documents, so long as the Lender or such agent or designee shall act reasonably and in good faith.

      (c) Appointment of Receiver. In any action under this Article 11, the Lender shall be entitled to the appointment of a receiver, without notice of any kind whatsoever, to take possession of all or any portion of the Collateral and to exercise such power as the court shall confer upon such receiver.

      Section 11.6......Trademark License. Borrower hereby grants to the Lender the nonexclusive right and license to use any trademark used by Borrower, for the purposes set forth in Section 11.2(c)(vi) and for the purpose of enabling the Lender to realize on the Collateral and to permit any purchaser of any portion of the Collateral through a foreclosure sale or any other exercise of the Lender's rights and remedies under the Loan Documents to use, sell or otherwise dispose of the Collateral bearing any such trademark. Such right and license is granted free of charge, without the requirement that any monetary payment whatsoever be made to Borrower or any other Person by the Lender.

                           ARTICLE 12 - MISCELLANEOUS

      Section 12.1......Notices.

      (a) Method of Communication. Except as specifically provided in this Agreement or in any of the Loan Documents, all notices and the communications hereunder and thereunder shall be in writing or by telephone subsequently confirmed in writing. Notices in writing shall be delivered personally or sent by overnight courier service, by certified or registered mail, or postage pre-paid, and shall be deemed received, in the case of personal delivery, when delivered, in the case of overnight courier service, on the next Business Day after delivery to such service, and in the case of mailing, on the third day after mailing (or, if such day is a day on which deliveries of mail are not made, on the next succeeding day on which deliveries of mail are made). A telephonic notice to the Lender as understood by the Lender will be deemed to be the controlling and proper notice in the event of a discrepancy with or failure to receive a confirming written notice.

      (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address of which all the other parties are notified in writing.

      If to Borrower:...            Centennial Specialty Foods Corporation
                                     400 Inverness Parkway, Suite 200
                                     Englewood, Colorado  80112
                                     Attention:  Jeffrey R. Nieder
                                     Facsimile No.:  (720) 870-3981

      If to the Lender:.            Heartland Bank
                                     212 S. Central Avenue
                                     St. Louis, Missouri  63105
                                     Attention:  David P. Minton
                                     Facsimile No.:  (314) 512-8502

      (c) Lender's Office. The Lender hereby designates its office designated above or any subsequent office which shall have been specified for such purpose by written notice to Borrower, as the office to which payments due are to be made and at which Loans will be disbursed.

      Section 12.2......Expenses. Borrower agrees to pay or reimburse on demand all costs and expenses incurred by the Lender, including, without limitation, the reasonable fees and disbursements of counsel (provided, however, that Borrower shall not be obligated to reimburse Lender for fees of its counsel incurred in the documentation and closing of the Loan in excess of $15,000 in total), in connection with the preparation, due diligence, administration, enforcement and termination of this Agreement and each of the other Loan Documents including, without limitation, the costs and expenses of appraisals of the Collateral and of lien searches and costs of inspections and verifications of the Collateral, including, without limitation, standard per diem fees charged by the Lender for travel, lodging, and meals for inspections of the Collateral and Borrower's operations and books and records by Lender or the Lender's agents. The foregoing shall not be construed to limit any other provisions of the Loan Documents regarding costs and expenses to be paid by Borrower.

      Section 12.3......Stamp and Other Taxes. Borrower will pay any and all stamp, registration, recordation and similar taxes, fees or charges and shall indemnify the Lender against any and all liabilities with respect to or resulting from any delay in the payment or omission to pay any such taxes, fees or charges, which may be payable or determined to be payable in connection with the execution, delivery, performance or enforcement of this Agreement and any of the Loan Documents or the perfection of any rights or security interest thereunder.

      Section 12.4......Setoff. In addition to any rights now or hereafter granted under applicable law, and not by way of limitation of any such rights, upon and after the occurrence of any Default or Event of Default, the Lender is hereby authorized by Borrower at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, time or demand, including, but not limited to, indebtedness evidenced by certificates of deposit, whether matured or unmatured) and any other indebtedness at any time held or owing by the Lender to or for the credit or the account of Borrower against and on account of the Secured Obligations irrespective of whether or not (a) the Lender shall have made any demand under this Agreement or any of the Loan Documents, or (b) the Lender shall have declared any or all of the Secured Obligations to be due and payable as permitted by Section 11.2 and although such Secured Obligations shall be contingent or unmatured.

      Section 12.5......Litigation. EACH OF THE LENDER AND BORROWER HEREBY
KNOWINGLY, INTENTIONALLY AND VOLUNTARILY WAIVES TRIAL BY JURY IN ANY ACTION OR PROCEEDING OF ANY KIND OR NATURE IN ANY COURT IN WHICH AN ACTION MAY BE COMMENCED BY OR AGAINST BORROWER OR THE LENDER ARISING OUT OF THIS AGREEMENT, THE COLLATERAL OR ANY ASSIGNMENT THEREOF OR BY REASON OF ANY OTHER CAUSE OR DISPUTE WHATSOEVER BETWEEN BORROWER AND THE LENDER OF ANY KIND OR NATURE. BORROWER AND THE LENDER HEREBY AGREE THAT, TO THE EXTENT ARBITRATION IS NOT APPLICABLE, THE FEDERAL COURT OF THE EASTERN DISTRICT OF MISSOURI, THE CIRCUIT COURT FOR THE COUNTY OF ST. LOUIS, MISSOURI, OR, AT THE OPTION OF THE LENDER, ANY COURT IN WHICH THE LENDER SHALL INITIATE LEGAL OR EQUITABLE PROCEEDINGS AND WHICH HAS SUBJECT MATTER JURISDICTION OVER THE MATTER IN CONTROVERSY AND WHICH SITS IN A JURISDICTION IN WHICH BORROWER TRANSACTS BUSINESS SHALL HAVE NON-EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN BORROWER AND THE LENDER, PERTAINING DIRECTLY OR INDIRECTLY TO THIS AGREEMENT OR THE LOAN DOCUMENTS OR TO ANY MATTER ARISING THEREFROM. BORROWER EXPRESSLY SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR PROCEEDING COMMENCED IN SUCH COURTS, HEREBY WAIVING PERSONAL SERVICE OF THE SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS ISSUED THEREIN AND AGREEING THAT SERVICE OF SUCH SUMMONS AND COMPLAINT OR OTHER PROCESS OR PAPERS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO BORROWER AT THE ADDRESS SET FORTH IN SECTION 12.1(b), WHICH SERVICE SHALL BE DEEMED MADE UPON RECEIPT THEREOF. THE NON-EXCLUSIVE CHOICE OF FORUM SET FORTH IN THIS SECTION SHALL NOT BE DEEMED TO PRECLUDE THE ENFORCEMENT OF ANY JUDGMENT OBTAINED IN SUCH FORUM OR THE TAKING OF ANY ACTION UNDER THIS AGREEMENT TO ENFORCE THE SAME IN ANY APPROPRIATE JURISDICTION.

      Section 12.6......Arbitration. ANY CONTROVERSY OR CLAIM BETWEEN OR AMONG
THE PARTIES HERETO INCLUDING BUT NOT LIMITED TO THOSE ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE NOTES, AND ANY OTHER LOAN DOCUMENT AND RELATED INSTRUMENTS, AGREEMENTS OR DOCUMENTS, INCLUDING ANY CLAIM BASED ON OR ARISING FROM AN ALLEGED TORT, SHALL BE DETERMINED BY BINDING ARBITRATION IN ACCORDANCE WITH THE FEDERAL ARBITRATION ACT (OR IF NOT APPLICABLE, THE APPLICABLE STATE
LAW), THE RULES OF PRACTICE AND PROCEDURE FOR THE ARBITRATION OF COMMERCIAL DISPUTES OF J.A.M.S./ENDISPUTE OR ANY SUCCESSOR THEREOF ("J.A.M.S."), AND THE "SPECIAL RULES" SET FORTH BELOW. IN THE EVENT OF ANY INCONSISTENCY, THE SPECIAL RULES SHALL CONTROL. JUDGMENT UPON ANY ARBITRATION AWARD MAY BE ENTERED IN ANY COURT HAVING JURISDICTION. ANY PARTY TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT MAY BRING AN ACTION, INCLUDING A SUMMARY OR EXPEDITED PROCEEDING, TO COMPEL ARBITRATION OF ANY CONTROVERSY OR CLAIM TO WHICH THIS AGREEMENT APPLIES IN ANY COURT HAVING JURISDICTION OVER SUCH ACTION.

      Section 12.7 .....Special Rules. THE ARBITRATION SHALL BE CONDUCTED IN ST.
LOUIS, MISSOURI AND ADMINISTERED BY J.A.M.S. WHO WILL APPOINT AN ARBITRATOR; IF J.A.M.S. IS UNABLE OR LEGALLY PRECLUDED FROM ADMINISTERING THE ARBITRATION, THEN THE AMERICAN ARBITRATION ASSOCIATION WILL SERVE. ALL ARBITRATION HEARINGS WILL BE COMMENCED WITHIN 90 DAYS OF THE DEMAND FOR ARBITRATION; FURTHER, THE ARBITRATOR SHALL ONLY UPON A SHOWING OF CAUSE, BE PERMITTED TO EXTEND THE COMMENCEMENT OF SUCH HEARING FOR UP TO AN ADDITIONAL 60 DAYS.

      Section 12.8......Reservation Of Rights. NOTHING IN THIS ARBITRATION SHALL
BE DEEMED TO (I) LIMIT THE APPLICABILITY OF ANY OTHERWISE APPLICABLE STATUTES OF LIMITATION OR REPOSE AND ANY WAIVERS CONTAINED IN THIS INSTRUMENT, AGREEMENT OR DOCUMENT; OR (II) LIMIT THE RIGHT OF LENDER HERETO (A) TO EXERCISE SELF HELP REMEDIES SUCH AS (BUT NOT LIMITED TO) SETOFF, OR (B) TO FORECLOSE AGAINST REAL ESTATE OF PERSONAL PROPERTY COLLATERAL, OR (C) TO OBTAIN FROM A COURT PROVISIONAL OR ANCILLARY REMEDIES SUCH AS (BUT NOT LIMITED TO) INJUNCTIVE RELIEF, WRIT OF POSSESSION OR THE APPOINTMENT OF A RECEIVER. LENDER MAY EXERCISE SUCH SELF HELP RIGHTS, FORECLOSURE UPON SUCH PROPERTY, OR OBTAIN SUCH PROVISIONAL OR ANCILLARY REMEDIES BEFORE, DURING OR AFTER THE PENDENCY OF ANY ARBITRATION PROCEEDING BROUGHT PURSUANT TO THIS INSTRUMENT, AGREEMENT OR DOCUMENT. NEITHER THIS EXERCISE OF SELF HELP REMEDIES NOR THE INSTITUTION OR MAINTENANCE OF AN ACTION FOR FORECLOSURE OR PROVISIONAL OR ANCILLARY REMEDIES

SHALL CONSTITUTE A WAIVER OF THE RIGHT OF ANY PARTY, INCLUDING THE CLAIMANT IN ANY SUCH ACTION, TO ARBITRATE THE MERITS OF THE CONTROVERSY OR CLAIM OCCASIONING RESORT TO SUCH REMEDIES.

      Section 12.9......Reversal of Payments. To the extent Borrower makes a payment or payments to the Lender or the Lender receives any payment or proceeds of the Collateral for Borrower's benefit, which payment(s) or proceeds or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside and/or required to be repaid to a trustee, receiver or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then, the Lender shall have the continuing and exclusive right to apply, reverse and re apply any and all payments to any portion of the Secured Obligations, and, to the extent of such payment or proceeds received, the Secured Obligations or part thereof intended to be satisfied shall be revived and continued in full force and effect, as if such payment or proceeds had not been received by the Lender.

      Section 12.10.....Injunctive Relief. Borrower recognizes that, in the event Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lender; therefore, Borrower agrees that the Lender, at the Lender's option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      Section 12.11 ....Accounting Matters. All financial and accounting calculations, measurements and computations made for any purpose relating to this Agreement, including, without limitation, all computations utilized by Borrower to determine whether it is in compliance with any covenant contained herein, shall, unless there is an express written direction or consent by the Lender to the contrary, be performed in accordance with GAAP and on a consolidating basis.

      Section 12.12.....Assignment; Participation. All the provisions of this
Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer any of its rights under this Agreement. The Lender may assign to one or more Persons (other than a competitor of Borrower), all or a portion of its rights and obligations hereunder and under the Note and, in connection with any such assignment, may assign its rights and obligations under the Security Documents. The Lender may, in connection with any assignment or proposed assignment, disclose to the assignee or proposed assignee any information relating to Borrower furnished to the Lender by or on behalf of Borrower; provided, however, that such assignee first signs a confidentiality agreement in a form reasonably acceptable to Borrower to the extent necessary to protect Borrower's non-public and proprietary information.

     Section 12.13.....Amendments. Any term, covenant, agreement or condition of this Agreement or any of the other Loan Documents may be amended or waived and any departure therefrom may be consented to if, but only if, such amendment, waiver or consent is in writing signed by the Lender and, in the case of an amendment, by Borrower. Unless otherwise specified in such waiver or consent, a waiver or consent given hereunder shall be effective only in the specific instance and for the specific purpose for which given.

      Section 12.14.....Performance of Borrower's Duties. Borrower's obligations under this Agreement and each of the Loan Documents shall be performed by Borrower at its sole cost and expense. If Borrower shall fail to do any act or thing which it has covenanted to do under this Agreement or any of the Loan Documents, the Lender may (but shall not be obligated to) do the same or cause it to be done either in the name of the Lender or in the name and on behalf of Borrower, and Borrower hereby irrevocably authorizes the Lender so to act.

      Section 12.15.....Indemnification. Borrower agrees to reimburse the Lender for all reasonable costs and expenses, including counsel fees and disbursements, incurred and to indemnify and hold the Lender harmless from and against all losses suffered by the Lender, other than losses resulting from the Lender's gross negligence or willful misconduct, in connection with (a) the exercise by the Lender of any right or remedy granted to it under this Agreement or any of the Loan Documents, (b) any claim, and the prosecution or defense thereof, arising out of or in any way connected with this Agreement or any of the Loan Documents, except in the case of a dispute between Borrower and the Lender in which Borrower prevails in a final unappealed or unappealable judgment, and (c) the collection or enforcement of the Secured Obligations or any of them.

      Section 12.16.....All Powers Coupled with Interest. All powers of attorney and other authorizations granted to the Lender and any Persons designated by the Lender pursuant to any provisions of this Agreement or any of the Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Secured Obligations remain unpaid or unsatisfied or the Revolving Credit Facility has not been terminated.

      Section 12.17.....Survival. Notwithstanding any termination of this
Agreement, (a) until all Secured Obligations have been paid in full and the Loans have been indefeasibly been paid in full, the Lender shall retain its Security Interest and shall retain all rights under this Agreement and each of the Security Documents with respect to the Collateral as fully as though this Agreement had not been terminated, and (b) the indemnities to which the Lender is entitled under the provisions of this Article 12 and any other provision of this Agreement and the Loan Documents shall continue in full force and effect and shall protect the Lender against events arising after such termination as well as before.

      Section 12.18.....Severability of Provisions. Any provision of this
Agreement or any other Loan Document which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective only to the extent of such prohibition or unenforceability without invalidating the remainder of such provision or the remaining provisions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

      Section 12.19.....Governing Law. This Agreement and the Note and the other
Loan Documents shall be construed in accordance with and governed by the substantive law of the State of Missouri.

      Section 12.20.....Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and shall be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

      Section 12.21.....Not Used.

      Section 12.22.....Final Agreement. This Agreement and the other Loan
Documents are intended by the parties hereto as the final, complete and exclusive expression of the agreement among them with respect to the subject matter hereof and thereof. This Agreement and the other Loan Documents supersede any and all prior oral or written agreements between the parties hereto relating to the subject matter hereof and thereof.

      Section 12.23.....Purchase of Insurance. Unless you, Borrower, provide evidence of the insurance coverage required by your agreement with us, the Lender, we may purchase insurance at your expense to protect our interest in the Collateral. This insurance may, but need not, protect your interests. The coverage that we purchase may not pay any claim that you make or any claim that is made against you in connection with the Collateral. You may later cancel any insurance purchased by us, but only after providing evidence that you have obtained insurance as required by this Agreement. If we purchase insurance for the Collateral, you will be responsible for the costs of that insurance, including the insurance premium, interest and any other charges we may impose in connection with the placement of the insurance, until the effective date of the cancellation of expiration of the insurance. The costs of the insurance may be added to your total outstanding balance or obligation. The costs of the insurance may be more than the cost of insurance you may be able to obtain on your own.

      Section 12.24 ...Oral Agreements. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE. TO PROTECT YOU (BORROWER) AND US (CREDITOR) FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS WE REACH COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT. THE LOAN DOCUMENTS, AS AMENDED, MODIFIED AND SUPPLEMENTED HEREBY, ARE INCORPORATED HEREIN BY THIS REFERENCE AND SHALL BE DEEMED TO CONSTITUTE A PART OF THIS WRITING.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in St. Louis, Missouri by their duly authorized officers in several counterparts all as of the day and year first written above.

THIS AGREEMENT CONTAINS A BINDING
ARBITRATION PROVISION WHICH MAY BE
ENFORCED BY THE PARTIES.

BORROWER:                           CENTENNIAL SPECIALTY FOODS CORPORATION

                                    By:               ......
                                          ------------------
                                    Name:             ......
                                          ------------------
                                    Title:            ......
                                                ------------

                                    STOKES CANNING COMPANY

                                    By:               ......
                                          ------------------
                                    Name:             ......
                                          ------------------
                                    Title:            ......
                                                ------------

LENDER:                             HEARTLAND BANK

                                    By:               ......
                                          ------------------
                                    Name:             ......
                                          ------------------
                                    Title:            ......
                                                ------------

                                   EXHIBIT "A"

                              REVOLVING CREDIT NOTE

$5,000,000        ......                              Date:  March __, 2004

      FOR VALUE RECEIVED, on __________, 2007, the undersigned Makers jointly and severally promise to pay to the order of Heartland Bank, (hereinafter, together with any holder hereof, called "Holder"), at St. Louis, Missouri (or at such other place as the Holder may designate in writing to the undersigned) the principal amount of $5,000,000 or so much thereof as has been advanced hereunder.

      The undersigned Makers shall pay interest as provided in that certain Loan and Security Agreement between the undersigned and Holder dated of even date herewith (the "Loan Agreement").

      It is contemplated that the principal sum evidenced by this Note may be reduced from time to time and that additional advances may be made from time to time, as provided in the Loan Agreement; provided, however, that the outstanding principal amount evidenced by this Note shall not exceed the maximum amount provided in the Loan Agreement.

      This Note is subject to the terms and conditions of, and entitled to the benefit of the Collateral described in, the Loan Agreement. Capitalized terms not defined herein shall have the meanings given in the Loan Agreement.

      No delay or failure on the part of the Holder in the exercise of any right or remedy hereunder, under the Loan Agreement, the Security Documents or at law or in equity, shall operate as a waiver thereof, and no single or partial exercise by the Holder of any right or remedy hereunder, under the Loan Agreement, the Security Documents, or at law or in equity shall preclude or estop another or further exercise thereof or the exercise of any other right or remedy.

      Principal and interest on this Note shall be payable and paid in lawful money of the United States of America.

      The undersigned and all endorsers waive presentment, notice of dishonor and protest.

      Time is of the essence of this Note and, in case this Note is collected by law or through an attorney at law, or under advice therefrom, the undersigned agrees to pay all costs of collection, including reasonable attorneys' fees if collected by or through an attorney.

      The provisions of this Note shall be construed and interpreted and all rights and obligations of the parties hereunder determined in accordance with the laws of the State of Missouri.

      IN WITNESS WHEREOF, the undersigned Makers have caused this Revolving Credit Note to be executed, sealed and delivered in St. Louis, Missouri, in its corporate name, by and through their respective duly authorized officer, as of the day and year first above written.

                                     CENTENNIAL SPECIALTY FOODS CORPORATION

                                     By:
                                          ------------------------------------
                                     Name:
                                            ----------------------------------
                                     Title:
                                                ------------------------------

                                     STOKES CANNING COMPANY

                                     By:
                                          ------------------------------------
                                     Name:
                                            ----------------------------------
                                     Title:
                                                ------------------------------

                                   EXHIBIT B1

                       INITIAL ADVANCE REQUEST CERTIFICATE

                              _______________, 2004

Heartland Bank
212 South Central Avenue
St. Louis, Missouri  63105
Attn:  _______________________

      Re: Request for Advance under Loan and Security Agreement dated as of March ___, 2004 (as amended from time to time, the "Loan Agreement") by and among CENTENNIAL SPECIALTY FOODS CORPORATION and STOKES CANNING COMPANY (the "Borrower"), and HEARTLAND BANK ("Lender"). Capitalized terms used herein and not otherwise defined herein have the meanings set forth in the Loan Agreement.

-------------------:

      The Borrower hereby delivers this Certificate to the Lender and also hereby requests the Lender to arrange for and advance the requested funds to Borrower in accordance with and in reliance upon the following instructions and certifications:

      1..      Initial Revolving Credit Loan Advance            $___________

      2.      Requested Advance Date

      In connection with this Initial Advance Request, Borrower hereby represents and certifies to the Lender as follows, which representations and certifications are true and correct as of the date of this Certificate and will be true and correct as of the Advance Date (unless Borrower otherwise notifies the Lender in writing prior to the Advance Date):

      a. The proceeds of the requested initial Revolving Credit Loan Advance (together, the "Advance") will be used for purposes that are authorized under Section 8.5 of the Loan Agreement and in a manner in compliance with the terms of the Loan Agreement.

      b. The representations and warranties set forth in the Loan Agreement are and will be true and correct in all material respects on and as of the date hereof and as of the Advance Date, and the representations and warranties in each other Loan Document delivered to the Lender pursuant to the Loan Agreement on or prior to this Initial Advance Request and the Advance Date herefor are and will be true and correct in all material respects on and as of the date hereof and as of the Advance Date, except as set forth in the Schedules to the Loan Agreement or in a schedule hereto (which disclosure will not constitute Lender's waiver or acceptance thereof).

      c. No Default or Event of Default under the Loan Agreement and no default under any other Loan Document has occurred and is continuing as of the date hereof or as of the Advance Date or will occur as a result of making the Advance requested hereby, except as set forth in a schedule hereto (which disclosure will not constitute Lender's waiver or acceptance thereof).

      d. All conditions precedent for the type of advance requested hereby under the Loan Agreement, as set forth in Article 4 thereof, have been satisfied and will continue to be satisfied as of the Advance Date.

      The Lender is hereby irrevocably authorized and instructed to arrange for and to disburse the proceeds of the requested initial Revolving Credit Loan in accordance with the instructions set forth on Exhibit A annexed hereto.

      IN WITNESS WHEREOF, this Initial Advance Request is hereby executed, delivered and effective as of the date first written above.

                                    Very truly yours,

                                     CENTENNIAL SPECIALTY FOODS CORPORATION

                                    By:
                                        --------------------------------------
                                    Name:
                                                ------------------------------
                                    Title:
                                                ------------------------------

                                     STOKES CANNING COMPANY

                                    By:
                                        --------------------------------------
                                    Name:
                                                ------------------------------
                                    Title:
                                                ------------------------------

                                    Exhibit A
                                       To
                             Initial Advance Request

Please wire the amounts set forth below to the indicated payees:

         PAYEE                   AMOUNT          WIRE INSTRUCTIONS

                         $------------           -----------------------------

                                                 -----------------------------

                                                 -----------------------------

                                                 -----------------------------

                         $------------           -----------------------------

                                                 -----------------------------

                                                 -----------------------------

                                                 -----------------------------

                         $------------           -----------------------------

                                                 ------------------------------

                                                 ------------------------------

                                                 ------------------------------

         [Attach Additional Pages, if necessary, to Identify All Wiring
                                  Instructions]

                                   EXHIBIT B2

                          PERIODIC REQUEST FOR ADVANCE

      The undersigned Borrower, pursuant to the provisions of that certain Loan and Security Agreement dated effective as of March ___, 2004, (as amended, modified, or supplemented from time to time, the "Loan Agreement") between Borrower and HEARTLAND BANK ("Bank"), hereby certifies that:

      1. Borrower hereby requests a loan under the Revolving Credit Facility in the aggregate principal amount of $______________ to be made on ______________, 200__.

      2. All representations and warranties of the Borrower made in the Loan Agreement are true and correct in all material respects as of the date hereof as if made on the date hereof, with and after giving effect to the application of the proceeds of the Loan in connection with which this Request for advance is given.

      3. There does not exist and will not exist on the date of the requested Loan both before and after giving effect to the requested Loan a Default or an Event of Default.

      4. All conditions precedent in the Loan Agreement to the funding of the requested Loan have been met.

      5. The proceeds of the requested Loan will be used for the purposes set forth in the Loan Agreement.

      6. Terms used in this Request for Advance, not otherwise defined or limited herein, are used as defined in the Loan Agreement.

      Done and executed on the ______ day of ______________________, 200__.

                                    CENTENNIAL SPECIALTY FOODS CORPORATION

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    STOKES CANNING COMPANY

                                    By:
                                        --------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                           -----------------------------------

                                    EXHIBIT C

                     CENTENNIAL SPECIALTY FOODS CORPORATION

                       Credit Facility with HEARTLAND BANK

                       COMPLIANCE CERTIFICATE FOR CLOSING

      This compliance certificate ("Certificate") has been prepared and is being delivered pursuant to the Loan and Security Agreement dated as of March ____, 2004 (as amended from time to time, "Loan Agreement") between CENTENNIAL SPECIALTY FOODS CORPORATION and STOKES CANNING COMPANY (the "Borrower") and HEARTLAND BANK ("Lender"). Capitalized terms and references used herein and not otherwise defined herein have the meanings ascribed to them in the Loan Agreement.

      This Certificate is given, accurate and effective as of _______________, 2004.

      Having reviewed the terms and conditions of the Loan Agreement and having made a review of the transactions and conditions of Borrower as of the effective date of this Certificate, the undersigned duly elected, qualified and acting President or Chief Executive Officer of Borrower HEREBY CERTIFIES to Lender as follows:

      1. Fees and Expenses. Borrower has paid (or made acceptable arrangements with Lender to pay) all fees, costs, expenses and taxes due and payable under the Loan Agreement.

      2. Representations. To the best of my knowledge (after due inquiry), each representation and warranty contained in the Loan Agreement and the other Loan Documents (including the schedules thereto) is true, correct and complete on and as of the date hereof.

      3. No Default. To the best of my knowledge (after due inquiry), there is no Default or Event of Default existing on the date hereof (assuming the Loan Agreement is already effective), and no such default will occur as a result of the execution of the Credit Agreement or the funding of the initial Term Loan and advance under the Revolving Credit Facility (collectively, the "Advance") thereunder.

      4. No Violations. To the best of my knowledge (after due inquiry), the execution of the Loan Agreement and the funding of the Advance thereunder will not contravene any material law, rule or regulation applicable to Borrower.

      5. No Material Change. Between September 30, 2003 (i.e., the "as of" date for the most recent version of Borrower's financial statements delivered to Lender) and the effective date hereof, there has not been any Materially Adverse Change with respect to Borrower.

      6. Financial Covenants and Ratios. Without limiting the generality of the foregoing, as of the effective date hereof, Borrower is in compliance with each of the financial and operating covenants and ratios under Article 10 of the Credit Agreement.

      Attached hereto as Schedule 1 is a set of detailed calculations supporting this certification regarding each of the financial and operating covenants and ratios under Section 10.1 of the Loan Agreement.

      7. Federal Tax Identification. The Federal Tax Identification number of the Borrower is 55-0825751 (Centennial Specialty Foods Corporation) and 84-0677455 (Stokes Canning Company).

      8. Satisfaction of Conditions Precedent. Each condition precedent required under Sections 4.1 and 4.2 of the Loan Agreement has been satisfied (or expressly waived by Lender).

      I understand that the Lender are relying on the truth and accuracy of the foregoing in connection with its entering into the Loan Agreement and other Loan Documents and consummating the transactions contemplated thereby.

                                    CENTENNIAL SPECIALTY FOODS CORPORATION

                                    By:
                                          ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                                ------------------------------

                                    STOKES CANNING COMPANY

                                    By:
                                          ------------------------------------
                                    Name:
                                          ------------------------------------
                                    Title:
                                                ------------------------------

                                    EXHIBIT D

                           BORROWING BASE CERTIFICATE

This Borrowing Base Certificate is delivered pursuant to Section 7.13(c) of that certain Loan and Security Agreement dated as of March ____, 2004, by and among Centennial Specialty Foods Corporation, a Delaware corporation and Stokes Canning Company, a Colorado corporation (the "Borrowers") and Heartland Bank ("Lender"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Credit Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Credit Agreement.

      Borrowers hereby represent and warrant to the Lender that the following information is true, correct and complete in all material respects as of ____________________________, 20___:

1.    Eligible Accounts of Borrowers..............................$
                                                                   -----------

2.    75% of Item 1...............................................$
                                                                   -----------

3.    Eligible Inventory of Borrowers.............................$
                                                                   -----------

4.    50% of Item 3...............................................$
                                                                   -----------

5.    Lesser of (i) $4,000,000 and (ii) 70% of the current Appraised Value
      of the Real Estate                                          $
                                                                   -----------

6.    Borrowing Base
      [Sum of Item 2 plus Item 4 plus item 5].....................$
                                                                   -----------

7.    Total Revolving Credit Facility                             $  5,000,000
                                                                   -----------

8.    Borrowers' Maximum Revolving Credit Availability
      (Lesser of Item 6 or Item 7)................................$
                                                                   -----------

9.    Aggregate principal amount of outstanding Revolving
      Credit Loans................................................$
                                                                   -----------

10.   Unused Revolving Credit Availability [Item 8 minus Item 9]
      [Negative amount requires immediate mandatory repayment]    $
                                                                   -----------

      If Item 10 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 2.3 of the Credit Agreement.

      This Borrowing Base Certificate is dated the _________ day of __________________, 20_____.

                                    CENTENNIAL SPECIALTY FOODS CORPORATION

                                    By:
                                       --------------------------------------
                                    Title:
                                          -----------------------------------

                                    STOKES CANNING COMPANY

                                    By:
                                       --------------------------------------
                                    Title:
                                          -----------------------------------

                     Schedule to Borrowing Base Certificate

Ineligible Accounts:

a.    Accounts which remain unpaid for more than 90 days      $ ________________
      after invoice date or more than 60 days after due date

b.    20% Cross Aging                                         $ ________________

c.    Affiliate Accounts                                      $ ________________

d.    Conditional Sale, Bill and Hold Accounts                $ ________________

e.    Foreign Accounts                                        $ ________________

f.    Government Accounts                                     $ ________________

g.    Offsets or liabilities to Account Debtor                $ ________________

h.    Pre-Billing                                             $ ________________

i.    Accounts not timely invoiced                            $ ________________

j.    Bill and Hold                                           $ ________________

k.    Cash on Delivery Accounts                               $ ________________

l.    Consignment Sales                                       $ ________________

m.    Other as Agent determines ineligible                    $ ________________

n.    Accounts in excess of credit limit                      $ ________________

o.    Disputed Accounts                                       $ ________________

p.    Accounts not subject to perfected security interest     $ ________________

q.    Bankrupt Accounts                                       $ ________________

r.    Unapplied Cash                                          $ ________________

s.    TOTAL                                                   $ ________________